RESIDENTIAL MORTGAGE FINANCE

Thornburg Mortgage Securities Trust 2007-2

$1,276,511,000 (Approximate)
Mortgage-Backed Notes
Adjustable Rate and Hybrid Residential Mortgage Loans

Structured Asset Securities Corporation
Depositor

Lehman Brothers Inc.
Lead Manager

Bear, Stearns & Co. Inc.,
Credit Suisse Securities (USA) LLC,
and Greenwich Capital Markets, Inc.
Co-Managers

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

FREE WRITING PROSPECTUS LEGEND

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, Lehman Brothers will arrange to send you the base prospectus at no charge if you request it by calling (800) 666-2388, Ext 59519.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Free Writing Prospectus
$1,276,511,000 (APPROXIMATE)
THORNBURG MORTGAGE SECURITIES TRUST 2007-2
WELLS FARGO BANK, N.A., MASTER SERVICER

LASALLE BANK NATIONAL ASSOCIATION, TRUSTEE

Class(1)	Approximate Size ($) (2)	Initial Coupon	Security Description	WAL (Yrs) to Mandatory Auction (3)	Window (mos.) to Mandatory Auction (3)	Initial Credit Support	Legal Final Maturity Date	Expected Ratings (Moody’s/S&P)
A-1 (1)	$145,050,000	1mL + [ ] (4)	Group 1 Senior Floater	2.97	1-60	3.55%	6/26/2037	Aaa / AAA
A-2A (1)	$563,598,000	1mL + [ ] (4)	Group 2 Super Senior Floater	2.97	1-60	13.55%	6/26/2037	Aaa / AAA
A-2B (1)	$62,622,000	1mL + [ ] (4)	Group 2 Senior Support Floater	2.97	1-60	3.55%	6/26/2037	Aaa / AAA
A-3A (1)	$454,717,000	1mL + [ ] (4)	Group 3 Super Senior Floater	2.97	1-60	13.55%	6/26/2037	Aaa / AAA
A-3B (1)	$50,524,000	1mL + [ ] (4)	Group 3 Senior Support Floater	2.97	1-60	3.55%	6/26/2037	Aaa / AAA
A-X (5) (6)	Notional	Variable	Senior/Interest Only	NA	NA	N/A	6/26/2037	[Aa1 / AA]
B-1 (6)	$19,190,000	Net Wac	Subordinate	NA	NA	2.10%	6/26/2037	NR / AA
B-2 (6)	$9,264,000	Net Wac	Subordinate	NA	NA	1.40%	6/26/2037	NR / A
B-3 (6)	$5,293,000	Net Wac	Subordinate	NA	NA	1.00%	6/26/2037	NR / BBB
B-4 (6)	$5,955,000	Net Wac	Subordinate	NA	NA	0.55%	6/26/2037	NR / BB
B-5 (6)	$4,632,000	Net Wac	Subordinate	NA	NA	0.20%	6/26/2037	NR / B
B-6 (6)	$2,651,434	Net Wac	Subordinate	NA	NA	0.00%	6/26/2037	NR / NR

(1)	The Class A Notes are subject to a Mandatory Auction (as described herein).

(2)	The class sizes are subject to final collateral and rating agency approval and are subject to a + / -10% variance.

(3)	Assumes 20% CPR and the Mandatory Auction is executed in month 60. The Notes pay on the 25th of every month beginning in May 2007.

(4)	The coupons on the Class A Notes are described under “Class A Note Interest Rate” on page 11.

(5)
The Class A-X Notes will be interest-only notes. The Class A-X Notes will not be entitled to payments of principal and will accrue interest on a notional balance which is equal to the aggregate principal balance of the Class A Notes.

(6)	Not marketed in this term sheet.

Contacts
MBS Trading	Brian Hargrave	(212) 526-8320
Syndicate	Dan Covello Patrick Quinn Matt Dunn	(212) 526-9519 (212) 526-9519 (212) 526-9519
Residential Mortgage Finance	Tom O’Hara Mary Stone Darius Houseal	(212) 526-6469 (212) 526-9606 (212) 526-9466

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Transaction Overview:

Structure

•
Thornburg Mortgage Securities Trust 2007-2 (the “Trust”) is a Delaware statutory trust characterized for federal income tax purposes as an owner trust, which will issue five classes of senior notes, one class of interest-only notes, and six classes of subordinate notes (collectively the “Notes”). Only the Class A-1, Class A-2A, Class A-2B, Class A-3A, and Class A-3B (collectively, the “Class A Notes”) are marketed herein.

•
The transaction will contain three Yield Maintenance Agreements, which are intended to mitigate basis risk arising from the fixed interest rates paid on the ARMs and hybrid ARMs during the one-year, or 3, 5, 7 or 10-year period following origination prior to their initial adjustment date and the LIBOR- indexed accrual rates on the Class A Notes.

•	Mandatory Auction: Each class of Class A Notes is subject to a Mandatory Auction on the Payment Date in April 2012 (month 60).

•
20% Optional Notes Purchase: Thornburg Mortgage, Inc., the parent of the seller, may purchase the Notes at a purchase price equal to their current principal amount plus accrued and unpaid interest once the aggregate principal balance of the Mortgage Loans is equal to or less than 20% of the Cut-off Date aggregate principal balance of the Mortgage Loans.

•
10% Optional Clean-up Call: Thornburg Mortgage Home Loans, Inc., in its capacity as a Servicer, has an assignable option to purchase all of the Trust’s assets (and retire all outstanding Notes) at a purchase price equal to the current principal amount of the Trust’s assets plus accrued and unpaid interest once the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the Cut-off Date aggregate principal balance of the Mortgage Loans.

•
5% Optional Clean-up Call: If Thornburg Mortgage Home Loans, Inc. does not exercise its 10% Optional Clean-up Call, Wells Fargo Bank, N.A., in its capacity as master servicer, has the option to purchase all of the Trust’s assets (and retire all outstanding Notes) at a purchase price equal to the current principal amount of the Trust’s assets plus accrued and unpaid interest once the aggregate principal balance of the Mortgage Loans is less than 5% of the Cut-off Date aggregate principal balance of the Mortgage Loans.

Collateral

•	Collateral information in this Term Sheet is based on the Cut-off Date principal balance of the Mortgage Loans unless otherwise indicated;

•	The Mortgage Pool is generally composed of jumbo hybrid and adjustable rate mortgage loans;

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Transaction Overview (cont.):

Collateral (cont.)

•	The non-zero weighted average FICO score is 750, the weighted average original LTV is 66.99% and the non-zero weighted average DTI is 31.352%;

•	Approximately 68.77% of the related mortgage properties are primary homes and approximately 34.69% are located in California;

•	The Mortgage Loans are indexed off of 1 month LIBOR (21.36%), 6 month LIBOR (5.81%), 1 year LIBOR (71.72%), or 1 year CMT (1.12%);

•
As of the Cut-off Date, the Mortgage Loans will be serviced by: Thornburg Mortgage Home Loans, Inc. (76.33%)*, First Republic Bank (21.36%), Colonial Savings, F.A. (1.27%), First Horizon Home Loans Corp. (0.32%) and Mellon Trust of New England, N.A. (0.71%);

* Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc. Cenlar is a private label sub-servicer and is rated Strong by S&P and RPS3+ by Fitch as of December 31, 2006. Cenlar achieved Freddie Mac’s Platinum Tier One performance ranking for investor reporting and default management in 2006.

•	On the Closing Date, the aggregate Cut-off Date principal balance of the Mortgage Loans is expected to be approximately $1,323,496,434 (the “Mortgage Loans”), subject to a +/-10% variance;

•
For purposes of paying interest and principal on the Class A Notes, the Mortgage Loan pool will be subdivided into three sub-groups (the “Group 1 Mortgage Loans”, the “Group 2 Mortgage Loans” and the “Group 3 Mortgage Loans”).

MORTGAGE LOAN GROUP DESCRIPTION (AS OF THE CUT-OFF DATE)

➢	Group 1 Mortgage Loans	– 1yr ARMs, 3yr Hybrids and 5yr Hybrids
➢	Group 2 Mortgage Loans	– 7yr Hybrids
➢	Group 3 Mortgage Loans	– 10yr Hybrids

Loan Description	% of Pool	Gross WAC (%)	Net WAC (%)	WA Orig Term (mos.)	WAM (mos.)	WALA (mos.)	Gross Margin (%)	Net Margin (%)	Initial Cap (%)	Period Cap (%)	Max Rate (%)	Mos to Roll
Group 1	11.36	6.153	5.893	360	353	7	1.897	1.637	4.801	1.985	11.891	53
Group 2	49.06	6.368	6.108	361	356	5	1.917	1.657	4.998	1.931	11.493	80
Group 3	39.58	6.325	6.065	360	356	4	1.887	1.627	5.000	1.916	11.491	116
Aggregate	100.00	6.327	6.067	360	356	4	1.903	1.643	4.992	1.927	11.538	91

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Issuing Entity:	Thornburg Mortgage Securities Trust 2007-2, a Delaware statutory trust.

Sponsor:	Thornburg Mortgage Home Loans, Inc.

Seller:	Thornburg Mortgage Funding, Inc.

Depositor:	Structured Asset Securities Corporation

Lead Manager:	Lehman Brothers Inc.

Co-Managers:	Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC, and Greenwich Capital Markets, Inc.

Master Servicer/
Securities Administrator:	Wells Fargo Bank, N.A.

Indenture Trustee:	LaSalle Bank National Association

Delaware Trustee:	Wilmington Trust Company

Custodian:	LaSalle Bank National Association

Cut-off Date:	April 1, 2007

Expected Pricing Date:	Week of April 16, 2007

Closing Date:	On or about April 27, 2007

Payment Dates:	25th of each month (or if not a business day, the next succeeding business day), commencing in May 2007

Accrual Period:
In the case of the Class A Notes, the Accrual Period will be the period from and including the preceding Payment Date (or from the Closing Date, in the case of the first Payment Date) to and including the day prior to the current Payment Date. In the case of the Class A-X and Subordinate Notes, the Accrual Period will be the calendar month immediately preceding the current Payment Date.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Day Count / Delay Days /
First Accrual Date:	Class	Day Count	Delay	First Accrual Date
	A-1	Actual/360	0	April 27, 2007
	A-2A	Actual/360	0	April 27, 2007
	A-2B	Actual/360	0	April 27, 2007
	A-3A	Actual/360	0	April 27, 2007
	A-3B	Actual/360	0	April 27, 2007
	A-X	30/360	24	April 1, 2007
	B-1	30/360	24	April 1, 2007
	B-2	30/360	24	April 1, 2007
	B-3	30/360	24	April 1, 2007
	B-4	30/360	24	April 1, 2007
	B-5	30/360	24	April 1, 2007
	B-6	30/360	24	April 1, 2007

Notes:
The “Senior Notes” or “Class A Notes” will consist of the Class A-1, Class A-2A, Class A-2B, Class A-3A, and Class A-3B Notes. The “Subordinate Notes” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes. The Senior Notes, the Class A-X Notes and the Subordinate Notes are collectively referred to herein as the “Notes”. Only the Class A Notes are being marketed hereby (the “Offered Notes”). Each class of Class A Notes will be paid primarily from collections on the related group of Mortgage Loans.

Registration:	The Class A Notes will be made available in book-entry form through DTC, and upon request only, through Clearstream, Luxembourg and Euroclear system.

Federal Tax Treatment:	It is anticipated that the Offered Notes will be treated as debt instruments for federal income tax purposes.

ERISA Eligibility:	The Class A Notes are expected to be ERISA eligible.

SMMEA Treatment:	The Class A Notes are expected to be SMMEA eligible.

Minimum Denominations:	Class A Notes: $25,000 ($100,000 in the case of foreign investors subject to the EU Prospectus Directive).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Mortgage Loans:
On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $1,323,496,434. The Mortgage Loans either adjust their rates based on various indices (the “Adjustable Rate Mortgage Loans”) within the first year of origination or in the case of approximately 0.46%, 10.88%, 49.03% and 39.58% of the Mortgage Loans, have initial rate adjustments generally occurring approximately three, five, seven or ten years, respectively, after the date of origination of such mortgage loan, and thereafter adjust their rates based on various indices (“Hybrid ARMs”). Approximately 0.08%, 1.65%, 8.50%, 0.03%, 0.13% and 84.57% of the Mortgage Loans are required to make payments of interest only for up to the first 36, 60, 84, 115, 118 and 120 months, respectively, following origination. After such interest only period, the monthly payments on such Mortgage Loans adjust to amortize principal over the remaining term of the loan.

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 1 Mortgage Loans described herein is expected to be approximately $150,389,110. The Group 1 Mortgage Loans consist of adjustable rate and hybrid mortgage loans which have an initial rate adjustment occurring approximately 1 year, 3 years or 5 years following origination.

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 2 Mortgage Loans described herein is expected to be approximately $649,269,148. The Group 2 Mortgage Loans consist of hybrid mortgage loans which have an initial rate adjustment occurring approximately 7 years following origination.

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 3 Mortgage Loans described herein is expected to be approximately $523,838,176. The Group 3 Mortgage Loans consist of hybrid mortgage loans which have an initial rate adjustment occurring approximately 10 years following origination.

The aggregate Cut-off Date principal balance of the Mortgage Loans on the Closing Date is subject to a +/-10% variance.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Optional Notes
Purchase Right:
Thornburg Mortgage, Inc., the parent of the Seller, will have the option of purchasing the Notes at a purchase price equal to their current principal amount plus accrued interest once the aggregate principal balance of the Mortgage Loans is equal to 20% or less of the Cut-off Date aggregate principal balance of the Mortgage Loans.

Optional Clean-Up Call:
The terms of the transaction allow for an assignable optional termination of the trust and retirement of the Notes at the option of Thornburg Mortgage Home Loans, Inc., in its capacity as Servicer, once the aggregate principal balance of the Mortgage Loans is equal to 10% or less of the Cut-off Date aggregate principal balance of the Mortgage Loans. If Thornburg Mortgage Home Loans, Inc. does not exercise its 10% Optional Clean-up Call right, the terms of the transaction allow for an optional termination of the trust and retirement of the Notes at the option of Wells Fargo Bank, N.A., in its capacity as Master Servicer, once the aggregate principal balance of the Mortgage Loans is less than 5% of the Cut-off Date aggregate principal balance of the Mortgage Loans.

Mandatory Auction:
Five business days prior to the Payment Date in April 2012 (such Payment Date, the “Auction Payment Date”), the Auction Administrator will auction each of the Class A-1, Class A-2A, Class A-2B, Class A-3A, and Class A-3B Notes to third-party investors. The proceeds of the auction and amounts received from the Swap Counterparty, if any, will be received by the Auction Administrator who will then distribute an amount equal to the Par Price to each of the holders of the Class A-1, Class A-2A, Class A-2B, Class A-3A, and Class A-3B Notes on the Auction Payment Date. These holders will be obligated to tender their respective Notes to the Auction Administrator.

The Swap Counterparty, pursuant to a swap contract with the Auction Administrator, will agree to pay the excess, if any, of the Par Price over the Auction Price. Holders of Class A Notes will not receive any excess of the Auction Price over the Par Price.

Swap Counterparty:	[TBD] The long-term obligations of [TBD] or the guarantor of the Swap Counterparty, if applicable, will be rated at least “AA-” by S&P and “Aa3” by Moody’s.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Auction Administrator:	Wells Fargo Bank, N.A.

Auction Price:	The price at which the Auction Administrator sells each of the Class A Notes to third-party investors.

Par Price:
With respect to each of the Class A Notes, an amount equal to the principal balance of the related Class A Notes, after reducing the principal balance of such Class A Notes by the related principal payments and losses on the Auction Payment Date.

Servicers:
	Servicers	%
	Thornburg Mortgage Home Loans, Inc. (1)	76.33%
	First Republic Bank	21.36%
	Colonial Savings, F.A.	1.27%
	First Horizon Home Loans Corp.	0.32%
	Mellon Trust of New England, N.A.	0.71%

(1) Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc. Cenlar is a private label sub-servicer and is rated Strong by S&P and RPS3+ by Fitch as of December 31, 2006. Cenlar achieved Freddie Mac’s Platinum Tier One performance ranking for investor reporting and default management in 2006.

Servicing Fee:	The initial weighted average Servicing Fee equals 0.250% per annum.

Master Servicing Fee:	0.010% per annum. The Master Servicer will pay the fees of the Trustee, the Securities Administrator and the Delaware Trustee from its fee.

Pricing Prepayment
Assumption:	20% CPR per annum.

Net Mortgage Rate:	The ‘‘Net Mortgage Rate’’ for any Mortgage Loan is equal to the rate of the related Mortgage Loan less the Master Servicing Fee and the related Servicing Fee rate.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Available Funds Rate:
The ‘‘Available Funds Rate’’ for each Payment Date and mortgage loan group will equal the product of (x) a fraction, expressed as a percentage, the numerator of which is equal to the total interest paid or advanced on the related Mortgage Loans (net of the Servicing Fee and Master Servicing Fee) during the related due period and the denominator of which is the sum of the principal balance of the related class or classes of Senior Notes and the related Subordinate Component (as defined below) immediately before such Payment Date and (y) 12.

Class A
Available Funds Cap Rate:
The “Class A Available Funds Cap Rate” with respect to each class of Class A Notes on any Payment Date, will be equal to the product of (x) the Available Funds Rate of the related mortgage loan group and (y) 30 divided by the actual number of days in the related Accrual Period.

Class A
Note Interest Rate:	The “Note Interest Rate” for each of the Class A Notes on or prior to the Auction Payment Date, will be equal to One Month LIBOR, plus the related margin.

On any Payment Date following the Auction Payment Date, the Note Interest Rate of the Class A-1 Notes will be equal to the least of (a) One Month LIBOR plus [1.25%], (b) [11.05%] and (c) the related Class A Available Funds Cap Rate.

On any Payment Date following the Auction Payment Date and up to and including the Payment Date occurring in [March 2014 (month 83)], the Note Interest Rate of the Class A-2A and Class A-2B Notes will be equal to the lesser of (a) [5.75%] and (b) the related Class A Available Funds Cap Rate. Following the Payment Date occurring in [March 2014], the Note Interest Rate of the Class A-2A and Class A-2B Notes will be equal to the least of (a) 12-Month LIBOR plus [1.25%], (b) [10.70%] and (c) the related Class A Available Funds Cap Rate.

On any Payment Date following the Auction Payment Date and up to and including the Payment Date occurring in [March 2017 (month 119)], the Note Interest Rate of the Class A-3A and Class A-3B Notes will be equal to the lesser of (a) [5.75%] and (b) the related Class A Available Funds Cap Rate. Following the Payment Date occurring in [March 2017], the Note Interest Rate of the Class A-3A and Class A-3B Notes will be equal to the least of (a) 12-Month LIBOR plus [1.20%], (b) [10.70%] and (c) the related Class A Available Funds Cap Rate.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Class A-X
Note Interest Rate:
On any Payment Date an annual rate (not less than zero) calculated as (A) the product of (i) the excess, if any, of (x) the weighted average of the Class A Available Funds Cap Rates of the Class A Notes for such Payment Date, weighted based on the relative class principal amounts of the Class A Notes immediately before such Payment Date, over (y) the weighted average of the interest rates on the Class A Notes for such Payment Date, weighted based on the relative class principal amounts of the Class A Notes immediately before such Payment Date multiplied by (ii) the quotient of the actual number of days in the Accrual Period divided by 30 minus (B) the product of (I) the sum of (1) the Class A Deferred Amounts for such Payment Date and (2) the Class A Available Funds Cap Shortfalls for such Payment Date and (II) 12, divided by the class notional amount of the Class A-X Notes.

Subordinate Notes
Interest Rates:
On any Payment Date on or prior to the Auction Payment Date, the Note Interest Rates with respect to each class of Subordinate Notes will be equal to the weighted average of the Available Funds Rate applicable to each mortgage loan group, weighted based on the Subordinate Component of each mortgage loan group.

On any Payment Date following the Auction Payment Date, the Note Interest Rates with respect to the Subordinate Notes will be equal to the excess, if any, of (a) the weighted average of the Available Funds Rate applicable to each mortgage loan group, weighted based on the Subordinate Component of each mortgage loan group over (b) a rate equal to the quotient of (i) the product of any remaining Class A Available Funds Cap Shortfalls for such Payment Date after taking into account the reduction in the Class A-X Note Interest Rate by any Class A Available Funds Cap Shortfalls, multiplied by 12 and divided by (ii) the aggregate of the class principal balances of the Subordinate Notes immediately before such Payment Date.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Subordinate Component:
For any Payment Date and with respect to any mortgage loan group, the Subordinate Component will equal the product of (a) the aggregate principal balance of the Mortgage Loans in the related mortgage loan group, as of the first day of the related due period, minus the aggregate note principal balance of the related Senior Notes immediately prior to such Payment Date multiplied by (b) the quotient of (i) the aggregate class principal amount of the Subordinate Notes immediately prior to such Payment Date and (ii) the sum of the amounts described in clause (a) for each mortgage loan group.

Class A Available Funds
Cap Shortfall:
For any Payment Date and any class of Class A Notes, the “Class A Available Funds Cap Shortfall”, if any, will equal the sum of (i) the excess of the amount of interest that would have accrued on that class of Class A Notes for the related Accrual Period had the applicable Class A Note Interest Rate been determined without regard to the applicable Class A Available Funds Cap Rate over the amount of interest actually accrued on such Class A Notes for such Accrual Period, (ii) any amounts described in clause (i) above for prior Payment Dates that remain unpaid, and (iii) interest on the amount described in clause (ii) at the applicable Class A Note Interest Rate determined without regard to the applicable Class A Available Funds Cap Rate.

Class A Deferred Amounts:
For any Payment Date and for each class of Class A Notes, the amount by which (x) the aggregate of any Realized Losses (as defined below) previously applied in reduction of the principal balance thereof exceeds (y) the sum of (1) the aggregate of amounts previously distributed in reimbursement thereof and (2) the amount by which the balance of such class has been increased due to any subsequent recovery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Yield Maintenance
Agreements:
On the Closing Date, the Securities Administrator will enter into three “Yield Maintenance Agreements”, or “YMAs”, with a counterparty (the “YMA Counterparty”) rated no lower than AA- by S&P and Aa3 by Moody’s, each for the benefit of the related class or classes of Class A Notes. The notional balance of each YMA, with respect to each Payment Date, will be an amount equal to the aggregate principal balance of the related Class A Notes following the immediately preceding Payment Date (or as of the Closing Date for the first Payment Date), after giving effect to distributions on such Payment Date. The YMA Counterparty will be obligated to make monthly payments to the Securities Administrator when One Month LIBOR exceeds the related specified strike rate. Each YMA will terminate on the Auction Payment Date.

The Strike Rate for the Yield Maintenance Agreement with respect to the related Class A Notes will equal the excess of (i) the applicable Class A Available Funds Cap Rate, over (ii) the margin of the related Class A Notes.

Credit Enhancement:	Senior/subordinate, shifting interest structure. Credit enhancement for the Senior Notes will consist of the Subordinate Notes (total initial subordination is expected to be approximately, 3.55%)

Allocation of
Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Any Realized Losses on the Mortgage Loans will first be allocated to the Subordinate Notes in reverse order of their numerical class designations, in each case until the respective class principal balance has been reduced to zero, and second, (x) to the extent such Realized Losses are incurred in respect of the Group 1 Mortgage Loans, to the Class A-1 Notes until such class has been reduced to zero, (y) to the extent such Realized Losses are incurred in respect of the Group 2 Mortgage Loans, to the Class A-2B and Class A-2A Notes, in that order, until the related class has been reduced to zero and (z) to the extent such Realized Losses are incurred in respect of the Group 3 Mortgage Loans, to the Class A-3B and Class A-3A Notes, in that order, until the related class has been reduced to zero.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Distribution Amounts:

Initial Senior Enhancement Percentage = approximately 3.55%

Senior Enhancement Percentage = Subordinate Note Principal Balance / Aggregate Collateral Balance

Shifting Interest: Until the first Payment Date occurring after April 2014, the Subordinate Notes will be locked out of payments of unscheduled principal (unless the Senior Notes have been reduced to zero or the credit enhancement provided by the Subordinate Notes has doubled prior to such date as described below). After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Subordinate Notes will receive increasing portions of unscheduled principal payments as described below.

The prepayment shift percentages from the Subordinate Percentage to the Senior Notes are as follows:

•	If the Senior Enhancement Percentage is less than 2 times the Initial Senior Enhancement Percentage:

Payment Dates (months)	Shift Percentage
1 - 84	100%
85 - 96	70%
97 - 108	60%
109 - 120	40%
121 - 132	20%
133+	0%

•	If the Senior Enhancement Percentage is greater than or equal to 2 times the Initial Senior Enhancement Percentage:

Payment Dates (months)	Shift Percentage
1 - 36	50%
37+	0%

(If the Senior Enhancement Percentage doubles as compared to the Initial Senior Enhancement Percentage during the first 36 months of the transaction, the Class A Notes will be entitled to 50% of the Subordinate Percentage of unscheduled principal, subject to cumulative loss and delinquency tests. After month 36, if the Senior Enhancement Percentage has doubled as compared to the Cut-off Date Senior Enhancement Percentage, the Class A Notes will be entitled to unscheduled principal based on the Senior Percentage only, subject to cumulative loss and delinquency tests). In the event the Senior Percentage for any group exceeds the Initial Senior Percentage, the Senior Notes will receive all unscheduled principal payments for the Mortgage Loans, regardless of any unscheduled principal payment percentages above.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Distribution Amounts (cont.):

For each mortgage loan group, calculate the following:

Senior Percentage = Senior Note Principal Balance / Mortgage Loan balance.

Subordinate Percentage = 100% - related Senior Percentage.

Senior Prepayment Percentage = related Senior Percentage + Shift Percentage * related Subordinate Percentage.

The group related Senior Principal Distribution Amount (“Senior PDA”) will be equal to the sum of (i) the product of (a) related scheduled principal payments and (b) related Senior Percentage, (ii) the product of (a) related prepayment principal payments and (b) related Senior Prepayment Percentage and (iii) the lesser of (a) the related net liquidation proceeds allocable to principal and (b) the product of the related Senior Prepayment Percentage and the remaining principal balance of any Mortgage Loan that was finally liquidated during the related period.

The group related Subordinate Principal Distribution Amount (“Subordinate PDA”) will be equal to the difference between (i) the sum of related scheduled principal and unscheduled principal payments and (ii) the related Senior PDA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Note Priority of Distributions:

(A) On each Payment Date, the available distribution amount (including amounts from the Yield Maintenance Agreements) for each related mortgage loan group will be allocated, after payment of the Servicing Fee and Master Servicing Fee, among the Classes of Senior Notes relating to that mortgage loan group pro rata as follows:

(1)	Accrued interest at the related Note Interest Rate on the related class of Senior Notes; and

(2)	Principal to the related class of Senior Notes (up to the related Senior Principal Distribution Amount).

(B) With respect to all remaining available distribution amounts for all loan groups as follows:

(1)	Accrued Interest at the related Note Interest Rate on the Class A-X Notes; and

(2)
Accrued and unpaid interest on, and then their respective share of principal (up to the Subordinate Principal Distribution Amount) of, each class of Subordinate Notes, in the order of their numerical class designations beginning with the Class B-1 Notes;

(3)	Class A Available Funds Cap Shortfalls to the Senior Notes on a pro rata basis in proportion to the amount of Class A Available Funds Cap Shortfall on such classes;

(4)	Class A Deferred Amounts to the Senior Notes, on a pro rata basis, in proportion to the amount of Class A Deferred Amounts for each such Class;

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Class A Notes from the unrelated loan group, to the extent not received from the related loan group. This would occur only (i) if a loan group experienced disproportionately high realized losses causing the class principal balance of the related Class A Notes to exceed the aggregate balance of the loans in the related loan group (an “undercollateralized group”) or (ii) if, due to rapid prepayments, the class principal balance of a class of Class A Notes was reduced to zero at a time when the Senior Enhancement Percentage had not reached required levels. In the latter case, unscheduled principal received from the loan group related to the Class A Notes that had been retired would be deposited in a reserve fund to be used, if necessary, in future periods to make payments on the outstanding Class A Notes if the loan group related to such Class A Notes became an undercollateralized group.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Sensitivity Analysis - To Mandatory Auction Date
CPR	10%	15%	20%	25%	30%	40%

Class A-1
Price: 100-00
Avg. Life (yrs)	3.85	3.38	2.97	2.61	2.29	1.77
Modified Duration (yrs)	3.38	2.98	2.64	2.34	2.07	1.62
Principal Window (mos.)	1-60	1-60	1-60	1-60	1-60	1-60

Class A-2A
Price: 100-00
Avg. Life (yrs)	3.85	3.38	2.97	2.61	2.29	1.77
Modified Duration (yrs)	3.38	2.98	2.64	2.34	2.07	1.62
Principal Window (mos.)	1-60	1-60	1-60	1-60	1-60	1-60

Class A-2B
Price: 100-00
Avg. Life (yrs)	3.85	3.38	2.97	2.61	2.29	1.77
Modified Duration (yrs)	3.37	2.98	2.64	2.33	2.06	1.62
Principal Window (mos.)	1-60	1-60	1-60	1-60	1-60	1-60

Class A-3A
Price: 100-00
Avg. Life (yrs)	3.85	3.38	2.97	2.61	2.29	1.77
Modified Duration (yrs)	3.38	2.98	2.64	2.34	2.07	1.62
Principal Window (mos.)	1-60	1-60	1-60	1-60	1-60	1-60

Class A-3B
Price: 100-00
Avg. Life (yrs)	3.85	3.38	2.97	2.61	2.29	1.77
Modified Duration (yrs)	3.37	2.98	2.64	2.33	2.06	1.62
Principal Window (mos.)	1-60	1-60	1-60	1-60	1-60	1-60

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Thornburg 2007-2 Aggregate Mortgage Loan Summary

As of the Cut-off Date
Total Number of Loans	1,388	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$1,323,496,434.29	Yes	0.42%
Average Loan Principal Balance	$953,527.69	No	99.58%
Fixed Rate	0.00%
Adjustable Rate (including Hybrids)	100.00%	Primary Mortgage Insurance Coverage
Prepayment Penalty	24.46%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	6.327%	Yes	28.28%
Weighted Average Margin	1.903%	No	71.72%
Non-Zero Weighted Average Initial Periodic Cap	4.992%
Non-Zero Weighted Average Periodic Cap	1.927%	Primary Mortgage Insurance Coverage
Weighted Average Maximum Rate	11.538%	(First Lien Loans with Effective LTV > 80%)
Weighted Average Floor Rate	1.903%	Yes	100.00%
Weighted Average Original Term (mo.)	360	No	0.00%
Weighted Average Remaining Term (mo.)	356
Weighted Average Loan Age (mo.)	4	Prepayment Penalty Term
Weighted Average Original LTV	66.99%	None	75.54%
Non-Zero Weighted Average FICO	750	6	1.84%
Non-Zero Weighted Average DTI	31.35%	7	0.71%
Interest Only Mortgage Loans	94.96%	12	2.99%
First Lien Mortgage Loans	100.00%	18	0.13%
		24	0.68%
Product Type		36	7.75%
1 YR ARM Interest-Only	0.03%	48	4.63%
10/1 MO Hybrid ARM	0.31%	60	5.73%
10/1 MO Hybrid ARM Interest-Only	6.24%
10/1 YR Hybrid ARM	1.51%	Geographic Distribution
10/1 YR Hybrid ARM Interest-Only	28.75%	(Other states account individually for less than
10/6 MO Hybrid ARM	0.19%	5% of the Cut-off Date principal balance)
10/6 MO Hybrid ARM Interest-Only	2.57%	CA	34.69%
3/1 MO Hybrid ARM Interest-Only	0.07%	NY	12.66%
3/1 YR Hybrid ARM Interest-Only	0.38%	CO	7.48%
3/6 MO Hybrid ARM Interest-Only	0.01%	FL	6.48%
5/1 MO Hybrid ARM	0.01%
5/1 MO Hybrid ARM Interest-Only	8.55%
5/1 YR Hybrid ARM	0.39%	Occupancy Status
5/1 YR Hybrid ARM Interest-Only	1.87%	Primary Home	68.77%
5/6 MO Hybrid ARM Interest-Only	0.06%	Second Home	21.02%
7/1 MO Hybrid ARM	0.16%	Investment	10.21%
7/1 MO Hybrid ARM Interest-Only	6.02%
7/1 YR Hybrid ARM	2.29%	Loan Documentation
7/1 YR Hybrid ARM Interest-Only	37.59%	Full Documentation	84.23%
7/6 MO Hybrid ARM	0.16%	Stated Income	15.11%
7/6 MO Hybrid ARM Interest-Only	2.82%	No Ratio	0.34%
8/1 YR Hybrid ARM	0.02%	Alternative	0.26%
		Streamline Cash Out	0.05%

Servicers
Colonial Savings, F.A.	1.27%	Loan Purpose
First Horizon Home Loans Corp.	0.32%	Purchase	49.13%
First Republic Bank	21.36%	Cash Out Refinance	32.35%
Mellon Trust of New England, N.A.	0.71%	Rate/Term Refinance	18.52%
Thornburg Mortgage Home Loans, Inc.*	76.33%

*	Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Scheduled Principal Balances

($)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
0.01 - 100,000.00	22	$1,802,133.01	0.14%	6.345%	349	53.17%	771
100,000.01 - 200,000.00	101	15,565,503.44	1.18	6.346	347	66.95	750
200,000.01 - 300,000.00	150	38,046,788.80	2.87	6.359	350	69.62	762
300,000.01 - 400,000.00	119	41,763,259.66	3.16	6.317	350	68.33	756
400,000.01 - 500,000.00	117	53,842,211.01	4.07	6.334	353	67.15	746
500,000.01 - 600,000.00	123	68,374,263.87	5.17	6.254	353	72.20	751
600,000.01 - 700,000.00	106	69,428,309.69	5.25	6.300	354	69.03	752
700,000.01 - 800,000.00	70	52,714,747.05	3.98	6.273	354	70.58	755
800,000.01 - 900,000.00	58	49,625,975.39	3.75	6.304	353	69.49	741
900,000.01 - 1,000,000.00	88	85,725,883.18	6.48	6.298	355	65.81	754
1,000,000.01 - 2,000,000.00	311	453,068,629.44	34.23	6.298	357	68.78	750
2,000,000.01 - 3,000,000.00	74	182,956,902.90	13.82	6.301	357	64.39	751
3,000,000.01 - 4,000,000.00	26	90,561,256.80	6.84	6.307	357	62.45	753
4,000,000.01 - 5,000,000.00	15	68,753,750.00	5.19	6.357	358	57.83	751
5,000,000.01 - 6,000,000.00	5	27,535,770.05	2.08	6.712	353	54.62	712
6,000,000.01 - 7,000,000.00	1	6,496,050.00	0.49	6.500	358	55.00	770
8,000,000.01 - 9,000,000.00	2	17,235,000.00	1.30	7.312	359	61.06	683
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Minimum:	$25,000.00
Maximum	$8,710,000.00
Average:	$953,527.69

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Mortgage Rates

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
3.501 - 4.000	2	$1,256,950.00	0.09%	3.875%	314	73.58%	741
4.001 - 4.500	2	610,919.24	0.05	4.346	319	76.58	703
5.001 - 5.500	3	1,363,660.24	0.10	5.446	341	73.96	779
5.501 - 6.000	205	194,128,402.01	14.67	5.969	351	64.16	758
6.001 - 6.500	934	897,758,303.07	67.83	6.291	356	67.16	751
6.501 - 7.000	228	197,719,283.62	14.94	6.719	358	68.37	741
7.001 - 7.500	14	30,658,916.11	2.32	7.284	357	57.98	716
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Minimum:	3.875%
Maximum	7.375%
Weighted Average:	6.327%

FICO Score

FICO	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
N/A	3	$3,775,000.00	0.29%	6.391%	359	47.44%	N/A
451 - 500	1	190,262.04	0.01	6.125	312	89.43	492
501 - 550	1	5,160,770.05	0.39	6.375	325	77.04	548
551 - 600	5	2,710,735.27	0.20	6.283	341	69.89	589
601 - 650	16	13,739,055.33	1.04	6.524	358	67.16	637
651 - 700	145	145,448,383.75	10.99	6.471	356	67.34	682
701 - 750	405	409,659,863.57	30.95	6.327	355	67.86	727
751 - 800	696	663,332,092.47	50.12	6.297	356	65.91	776
801 - 850	116	79,480,271.81	6.01	6.266	356	66.27	806
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Non-Zero Minimum:	492
Maximum	822
Non-Zero Weighted Average:	750

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Effective Loan-to-Value Ratio

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
0.01 - 10.00	3	$432,000.00	0.03%	6.082%	351	5.09%	777
10.01 - 20.00	22	11,145,218.61	0.84	6.125	355	14.49	746
20.01 - 30.00	28	19,218,017.84	1.45	6.260	356	25.91	768
30.01 - 40.00	55	67,107,067.11	5.07	6.285	356	36.75	757
40.01 - 50.00	86	93,545,522.07	7.07	6.316	355	46.45	748
50.01 - 60.00	134	170,250,690.11	12.86	6.408	357	56.54	749
60.01 - 70.00	255	316,425,262.86	23.91	6.310	355	66.68	752
70.01 - 80.00	787	639,852,570.48	48.35	6.324	356	77.50	748
80.01 - 90.00	15	4,775,252.07	0.36	6.455	346	89.39	736
90.01 - 100.00	3	744,833.14	0.06	6.245	334	94.28	730
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Minimum:	3.71%
Maximum	95.00%
Weighted Average:	66.71%

Original Loan-to-Value Ratio

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
0.01 - 10.00	3	$432,000.00	0.03%	6.082%	351	5.09%	777
10.01 - 20.00	22	11,145,218.61	0.84	6.125	355	14.49	746
20.01 - 30.00	28	19,218,017.84	1.45	6.260	356	25.91	768
30.01 - 40.00	55	67,107,067.11	5.07	6.285	356	36.75	757
40.01 - 50.00	86	93,545,522.07	7.07	6.316	355	46.45	748
50.01 - 60.00	134	170,250,690.11	12.86	6.408	357	56.54	749
60.01 - 70.00	252	308,685,578.56	23.32	6.311	355	66.69	752
70.01 - 80.00	780	633,590,838.48	47.87	6.323	356	77.50	748
80.01 - 90.00	16	5,351,502.07	0.40	6.433	348	88.36	741
90.01 - 100.00	12	14,169,999.44	1.07	6.316	353	72.11	757
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Minimum:	3.71%
Maximum	100.00%
Weighted Average:	66.99%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Effective Loan-to-Value Ratio Greater Than 80

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
LTV > 80 GEMICO	1	$391,410.00	7.09%	6.625%	358	90.00%	713
LTV > 80 MGIC	5	1,905,173.58	34.51	6.615	358	89.54	779
LTV > 80 PMI	2	1,082,529.16	19.61	6.505	350	90.00	723
LTV > 80 United Guaranty Corp.	1	256,500.00	4.65	6.125	359	95.00	746
LTV > 80 RMIC	1	259,641.00	4.70	6.375	356	90.00	689
LTV > 80 Radian	8	1,624,831.47	29.43	6.162	318	89.92	702
Total:	18	$5,520,085.21	100.00%	6.427%	344	90.05%	735

Original Terms to Stated Maturity

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
324	1	$250,000.00	0.02%	6.400%	321	41.67%	751
330	1	1,400,000.00	0.11	6.400	329	70.00	709
346	1	489,087.41	0.04	5.875	344	48.99	683
349	2	1,283,138.26	0.10	6.463	340	43.31	800
355	1	490,241.50	0.04	6.125	315	78.28	722
360	1,380	1,316,333,967.12	99.46	6.327	355	66.72	749
480	2	3,250,000.00	0.25	6.279	464	70.72	786
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Minimum:	324
Maximum	480
Weighted Average:	360

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Remaining Terms to Stated Maturity

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
240 - 299	6	$3,191,333.21	0.24%	6.296%	287	62.99%	758
300 - 359	1,179	1,099,502,212.61	83.08	6.310	355	66.58	749
360	201	217,552,888.47	16.44	6.410	360	67.33	750
420 - 479	2	3,250,000.00	0.25	6.279	464	70.72	786
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Minimum:	275
Maximum	478
Weighted Average:	356

Debt-to-Income Ratio

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
N/A	15	$7,752,979.27	0.59%	6.397%	349	61.76%	741
0.001 - 10.000	44	61,842,383.20	4.67	6.306	355	61.48	750
10.001 - 20.000	180	192,315,983.17	14.53	6.366	355	64.76	750
20.001 - 30.000	317	295,368,432.63	22.32	6.282	355	66.35	753
30.001 - 40.000	506	442,623,985.47	33.44	6.349	357	68.67	748
40.001 - 50.000	296	291,143,406.52	22.00	6.316	355	67.49	746
50.001 - 60.000	27	26,572,364.03	2.01	6.354	356	60.05	746
60.001 - 70.000	3	5,876,900.00	0.44	6.130	357	52.91	798
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Non-Zero Minimum:	0.340%
Maximum	62.793%
Non-Zero Weighted Average:	31.352%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Product Type

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
1 YR ARM Interest-Only	1	$401,600.00	0.03%	5.875%	318	80.00%	753
10/1 MO Hybrid ARM	3	4,056,971.13	0.31	6.102	358	47.24	733
10/1 MO Hybrid ARM Interest-Only	85	82,651,792.81	6.24	6.154	357	59.53	764
10/1 YR Hybrid ARM	36	20,038,908.07	1.51	6.524	354	66.63	725
10/1 YR Hybrid ARM Interest-Only	433	380,567,962.00	28.75	6.339	355	69.80	749
10/6 MO Hybrid ARM	2	2,559,159.88	0.19	6.494	359	69.87	680
10/6 MO Hybrid ARM Interest-Only	25	33,963,382.00	2.57	6.478	359	69.07	768
3/1 MO Hybrid ARM Interest-Only	1	896,000.00	0.07	6.900	359	70.00	747
3/1 YR Hybrid ARM Interest-Only	8	5,019,092.17	0.38	5.695	320	65.67	758
3/6 MO Hybrid ARM Interest-Only	1	134,999.89	0.01	7.250	300	50.00	742
5/1 MO Hybrid ARM	1	114,888.76	0.01	6.150	358	30.26	794
5/1 MO Hybrid ARM Interest-Only	101	113,106,357.94	8.55	6.090	354	56.35	756
5/1 YR Hybrid ARM	6	5,138,333.14	0.39	6.662	358	65.46	726
5/1 YR Hybrid ARM Interest-Only	31	24,797,838.51	1.87	6.403	357	66.92	743
5/6 MO Hybrid ARM Interest-Only	2	780,000.00	0.06	5.951	359	80.00	773
7/1 MO Hybrid ARM	5	2,131,144.19	0.16	6.154	355	62.73	783
7/1 MO Hybrid ARM Interest-Only	85	79,703,698.22	6.02	6.201	353	56.28	755
7/1 YR Hybrid ARM	29	30,270,707.95	2.29	6.602	357	70.81	745
7/1 YR Hybrid ARM Interest-Only	497	497,451,085.37	37.59	6.387	356	68.78	747
7/6 MO Hybrid ARM	2	2,115,000.00	0.16	6.346	360	76.28	770
7/6 MO Hybrid ARM Interest-Only	33	37,300,429.20	2.82	6.288	357	72.94	740
8/1 YR Hybrid ARM	1	297,083.06	0.02	7.125	279	74.24	720
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Interest Only

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Not Interest Only	85	$66,722,196.18	5.04%	6.528%	356	67.53%	736
Interest Only	1,303	1,256,774,238.11	94.96	6.316	356	66.66	750
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Prepayment Penalty Original Term

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	1,097	$999,760,179.06	75.54%	6.354%	356	69.01%	747
6	11	24,375,290.00	1.84	6.690	358	57.14	762
7	7	9,406,380.00	0.71	6.441	359	69.81	734
12	27	39,600,462.13	2.99	6.489	357	64.92	754
18	4	1,700,000.00	0.13	6.250	349	48.67	790
24	7	9,056,350.00	0.68	6.208	358	75.58	747
36	114	102,539,064.31	7.75	6.156	356	59.33	761
48	51	61,225,586.18	4.63	6.171	354	56.95	748
60	70	75,833,122.61	5.73	6.122	356	57.08	758
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Lien Position

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
First Lien	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Documentation Type

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Full Documentation	1,202	$1,114,821,288.44	84.23%	6.280%	355	66.87%	750
Stated Income	169	200,038,420.34	15.11	6.583	359	66.09	749
No Ratio	8	4,466,956.62	0.34	6.694	350	57.47	721
Alternative	7	3,446,348.85	0.26	6.251	356	60.40	716
Streamline Cash Out	2	723,420.04	0.05	6.046	344	70.09	734
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Loan Purpose

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Purchase	712	$650,297,194.71	49.13%	6.310%	355	71.29%	756
Cash Out Refinance	409	428,151,238.55	32.35	6.376	357	61.85	745
Rate/Term Refinance	267	245,048,001.03	18.52	6.285	354	63.03	741
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Property Type

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Single Family	665	$735,862,647.76	55.60%	6.323%	356	65.06%	748
Condo	283	201,647,765.45	15.24	6.344	355	69.58	745
Townhouse	7	5,323,920.00	0.40	6.417	359	79.30	777
PUD Attached	27	12,003,098.89	0.91	6.303	356	76.34	765
PUD Detached	219	212,246,421.99	16.04	6.299	355	67.16	756
2-4 Family	93	85,258,573.62	6.44	6.363	356	70.61	752
Coop	48	45,320,313.36	3.42	6.300	356	61.37	751
Condotel	46	25,833,693.22	1.95	6.444	359	76.70	760
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Occupancy Status

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Primary Home	804	$910,123,650.92	68.77%	6.309%	355	66.20%	749
Second Home	278	278,194,627.54	21.02	6.319	357	67.56	751
Investment	306	135,178,155.83	10.21	6.461	356	68.35	753
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Originator

Originator	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
First Republic Bank	281	$282,660,853.05	21.36%	6.143%	355	57.21%	758
Luxury Mortgage Corporation	29	57,923,665.35	4.38	6.560	357	60.84	757
Thornburg Mortgage Home Loans, Inc.	84	37,463,049.83	2.83	6.165	342	70.48	757
Affiliated Financial	26	36,265,750.00	2.74	6.239	358	71.08	767
Wall Street Mortgage	30	33,751,318.19	2.55	6.308	349	66.93	729
Other	938	875,431,797.87	66.15	6.382	357	69.81	746
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
State

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Alabama	6	$1,306,900.00	0.10%	6.406%	358	74.02%	764
Alaska	1	235,000.00	0.02	6.500	358	79.66	750
Arizona	36	26,980,836.00	2.04	6.371	359	66.21	749
California	399	459,124,786.76	34.69	6.299	356	63.41	751
Colorado	100	98,998,259.01	7.48	6.249	357	69.27	755
Connecticut	32	51,069,121.60	3.86	6.411	356	63.33	749
Delaware	2	1,245,000.00	0.09	6.375	358	74.72	780
District Of Columbia	6	7,225,000.00	0.55	6.556	358	71.79	749
Florida	103	85,725,239.29	6.48	6.461	351	71.14	738
Georgia	61	34,712,560.20	2.62	6.274	346	71.95	752
Hawaii	10	20,249,420.42	1.53	6.298	357	58.91	766
Idaho	7	7,168,593.87	0.54	6.119	356	69.07	742
Illinois	44	37,535,157.45	2.84	6.358	357	72.58	733
Indiana	3	1,125,417.41	0.09	6.444	349	76.81	734
Kansas	1	1,000,000.00	0.08	6.125	358	41.67	693
Maine	3	2,000,000.00	0.15	6.463	356	62.67	705
Maryland	16	15,750,864.97	1.19	6.304	355	71.79	738
Massachusetts	39	30,447,767.16	2.30	6.244	354	64.40	745
Michigan	6	6,191,600.00	0.47	6.333	397	68.13	745
Minnesota	24	13,908,549.58	1.05	6.390	358	75.54	772
Missouri	5	3,800,035.00	0.29	6.273	359	72.25	769
Montana	9	9,720,895.63	0.73	6.441	355	63.24	761
Nevada	14	7,414,517.56	0.56	6.558	357	67.87	733
New Hampshire	1	4,095,000.00	0.31	6.750	359	65.00	788
New Jersey	47	50,246,507.57	3.80	6.251	355	68.27	737
New Mexico	27	17,391,575.48	1.31	6.285	347	66.99	761
New York	136	167,592,625.41	12.66	6.350	355	63.92	746
North Carolina	42	26,776,801.62	2.02	6.346	356	73.71	750
Ohio	4	1,818,800.00	0.14	6.526	358	62.65	765
Oregon	10	4,513,685.80	0.34	6.387	358	75.88	757
Pennsylvania	27	18,052,856.66	1.36	6.408	358	74.31	746
Rhode Island	1	239,788.25	0.02	6.625	359	80.00	721
South Carolina	40	23,872,780.75	1.80	6.419	356	71.05	759
Tennessee	6	2,502,069.96	0.19	6.246	344	79.62	726
Texas	18	7,635,445.85	0.58	6.358	344	74.14	774
Utah	42	33,007,633.48	2.49	6.352	358	71.74	765
Vermont	1	550,000.00	0.04	6.250	358	79.71	714
Virginia	27	21,577,647.41	1.63	6.249	353	75.94	761
Washington	23	16,005,761.88	1.21	6.262	358	69.79	765
Wisconsin	4	2,893,432.26	0.22	6.178	357	76.27	734
Wyoming	5	1,788,500.00	0.14	6.197	359	72.56	751
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Gross Margin

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
1.000	6	$3,227,360.15	0.24%	5.920%	349	75.09%	765
1.501 - 2.000	1,316	1,237,198,208.72	93.48	6.317	355	66.88	750
2.001 - 2.500	61	79,617,454.75	6.02	6.492	358	63.44	750
2.501 - 3.000	5	3,453,410.67	0.26	6.496	339	69.98	727
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Minimum:	1.000%
Maximum	2.750%
Weighted Average:	1.903%

Floor Rate

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
1.000	6	$3,227,360.15	0.24%	5.920%	349	75.09%	765
1.501 - 2.000	1,316	1,237,198,208.72	93.48	6.317	355	66.88	750
2.001 - 2.500	61	79,617,454.75	6.02	6.492	358	63.44	750
2.501 - 3.000	5	3,453,410.67	0.26	6.496	339	69.98	727
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Minimum:	1.000%
Maximum	2.750%
Weighted Average:	1.903%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Maximum Rate

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
8.001 - 8.500	1	$546,260.25	0.04%	5.500%	316	80.00%	809
8.501 - 9.000	4	1,516,836.09	0.11	6.157	322	63.67	731
9.001 - 9.500	4	3,355,030.87	0.25	5.198	319	67.13	761
9.501 - 10.000	2	1,809,499.14	0.14	6.338	327	70.68	704
10.001 - 10.500	2	817,399.99	0.06	5.410	358	69.92	759
10.501 - 11.000	135	108,066,139.33	8.17	5.962	349	70.21	754
11.001 - 11.500	731	706,557,823.17	53.39	6.317	356	69.68	749
11.501 - 12.000	325	296,963,424.97	22.44	6.487	357	64.58	747
12.001 - 12.500	156	173,506,270.48	13.11	6.354	356	56.50	754
12.501 - 13.000	28	30,357,750.00	2.29	6.307	353	63.62	743
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Minimum:	8.500%
Maximum	12.950%
Weighted Average:	11.538%

Initial Periodic Cap

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	281	$282,660,853.05	21.36%	6.143%	355	57.21%	758
2.000	3	1,130,683.06	0.09	6.299	309	78.49	765
4.000	8	4,722,092.06	0.36	5.701	320	63.92	753
5.000	1,096	1,034,982,806.12	78.20	6.379	356	69.30	747
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Non-Zero Minimum:	2.000%
Maximum	5.000%
Non-Zero Weighted Average:	4.992%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Periodic Cap

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	281	$282,660,853.05	21.36%	6.143%	355	57.21%	758
1.000	63	76,481,971.08	5.78	6.378	358	71.26	752
2.000	1,044	964,353,610.16	72.86	6.376	356	69.13	747
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Non-Zero Minimum:	1.000%
Maximum	2.000%
Non-Zero Weighted Average:	1.927%

Months to Next Rate Adjustment

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
1 - 12	11	$6,164,692.04	0.47%	5.747%	319	67.30%	755
13 - 24	6	2,805,744.67	0.21	5.883	295	68.34	751
25 - 36	14	5,420,847.75	0.41	6.311	311	69.54	739
37 - 48	48	36,082,030.20	2.73	6.098	335	64.22	745
49 - 60	148	139,781,707.69	10.56	6.189	353	60.20	747
61 - 72	16	13,811,585.17	1.04	6.206	332	66.62	736
73 - 84	619	620,339,708.52	46.87	6.378	357	67.53	749
85 - 96	9	5,211,058.88	0.39	6.165	330	70.22	774
97 - 108	7	5,670,496.23	0.43	6.103	344	72.96	708
109 - 120	509	487,083,563.14	36.80	6.335	358	67.52	752
121 - 132	1	1,125,000.00	0.09	6.750	360	75.00	657
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Interest Only Terms

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	85	$66,722,196.18	5.04%	6.528%	356	67.53%	736
36	3	1,091,756.62	0.08	5.834	319	78.92	753
60	30	21,873,147.25	1.65	6.210	355	64.79	732
84	128	112,486,540.49	8.50	6.410	358	69.02	748
115	1	383,138.26	0.03	6.375	324	80.00	768
118	1	1,660,000.00	0.13	6.000	348	48.82	766
120	1,140	1,119,279,655.49	84.57	6.309	355	66.47	751
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Remaining Interest Only Term

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	88	$67,813,952.80	5.12%	6.516%	355	67.72%	736
1 - 60	36	24,279,010.81	1.83	6.203	349	64.31	736
61 - 120	1,264	1,231,403,470.68	93.04	6.319	356	66.70	751
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Servicers

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Thornburg Mortgage Home Loans, Inc.	1,079	$1,010,274,549.50	76.33%	6.377%	356	69.36%	747
First Republic Bank	281	282,660,853.05	21.36	6.143	355	57.21	758
Colonial Savings, F.A.	13	16,840,958.16	1.27	6.413	373	68.41	775
Mellon Trust of New England, N.A.	7	9,452,200.00	0.71	6.187	358	60.77	783
First Horizon Home Loans Corp.	8	4,267,873.58	0.32	6.436	358	74.45	744
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Aggregate Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Conversion and Modifiable Features

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Neither Convertible nor Modifiable	1,155	$1,133,009,142.83	85.61%	6.340%	356	66.24%	749
Only Modifiable	231	189,857,911.76	14.35	6.250	351	69.44	750
Convertible and Modifiable	2	629,379.70	0.05	5.920	312	80.00	773
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Origination Channels

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Correspondent	1,162	$1,122,221,266.72	84.79%	6.298%	356	65.99%	751
Wholesale	140	162,767,493.47	12.30	6.557	359	70.72	736
Retail	84	37,463,049.83	2.83	6.165	342	70.48	757
Bulk	2	1,044,624.27	0.08	6.767	276	70.91	732
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

Additional Collateral

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
No Additional Collateral	1,378	$1,309,495,017.99	98.94%	6.327%	356	66.66%	749
Thornburg Mortgage Home Loans, Inc.	9	13,376,416.30	1.01	6.326	354	70.87	759
Mellon Trust of New England, N.A.	1	625,000.00	0.05	6.125	357	79.37	776
Total:	1,388	$1,323,496,434.29	100.00%	6.327%	356	66.71%	750

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Thornburg 2007-2 Group 1 Mortgage Loan Summary

As of the Cut-off Date
Total Number of Loans	152	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$150,389,110.41	Yes	0.00%
Average Loan Principal Balance	$989,402.04	No	100.00%
Fixed Rate	0.00%
Adjustable Rate (including Hybrids)	100.00%	Primary Mortgage Insurance Coverage
Prepayment Penalty	55.06%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	6.153%	Yes	0.00%
Weighted Average Margin	1.897%	No	100.00%
Non-Zero Weighted Average Initial Periodic Cap	4.801%
Non-Zero Weighted Average Periodic Cap	1.985%	Primary Mortgage Insurance Coverage
Weighted Average Maximum Rate	11.891%	(First Lien Loans with Effective LTV > 80%)
Weighted Average Floor Rate	1.897%	Yes	0.00%
Weighted Average Original Term (mo.)	360	No	0.00%
Weighted Average Remaining Term (mo.)	353
Weighted Average Loan Age (mo.)	7
Weighted Average Original LTV	59.42%	Prepayment Penalty Term
Non-Zero Weighted Average FICO	753	None	44.94%
Non-Zero Weighted Average DTI	30.74%	6	0.73%
Interest Only Mortgage Loans	96.51%	12	0.60%
First Lien Mortgage Loans	100.00%	18	1.13%
		24	1.10%
Product Type		36	23.84%
1 YR ARM Interest-Only	0.27%	48	25.02%
3/1 MO Hybrid ARM Interest-Only	0.60%	60	2.64%
3/1 YR Hybrid ARM Interest-Only	3.34%
3/6 MO Hybrid ARM Interest-Only	0.09%	Geographic Distribution
5/1 MO Hybrid ARM	0.08%	(Other states account individually for less than
5/1 MO Hybrid ARM Interest-Only	75.21%	5% of the Cut-off Date principal balance)
5/1 YR Hybrid ARM	3.42%	CA	58.34%
5/1 YR Hybrid ARM Interest-Only	16.49%	NY	6.87%
5/6 MO Hybrid ARM Interest-Only	0.52%
		Occupancy Status
		Primary Home	65.47%
Servicers		Second Home	19.13%
First Republic Bank	75.88%	Investment	15.40%
Thornburg Mortgage Home Loans, Inc.*	24.12%

Loan Purpose		Loan Documentation
Purchase	49.00%	Full Documentation	87.34%
Rate/Term Refinance	27.43%	Stated Income	12.55%
Cash Out Refinance	23.57%	Alternative	0.11%

*	Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Scheduled Principal Balances

($)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
0.01 - 100,000.00	2	$148,560.00	0.10%	6.511%	359	53.30%	791
100,000.01 - 200,000.00	9	1,345,504.12	0.89	6.187	346	65.59	772
200,000.01 - 300,000.00	10	2,598,066.11	1.73	6.200	356	59.90	759
300,000.01 - 400,000.00	15	5,191,120.17	3.45	6.064	353	55.79	763
400,000.01 - 500,000.00	24	11,110,426.83	7.39	6.249	348	60.25	737
500,000.01 - 600,000.00	13	7,402,573.33	4.92	6.183	357	58.09	740
600,000.01 - 700,000.00	13	8,353,849.98	5.55	6.226	352	64.75	755
700,000.01 - 800,000.00	6	4,567,447.41	3.04	6.007	353	62.82	767
800,000.01 - 900,000.00	3	2,696,000.00	1.79	5.673	342	65.47	756
900,000.01 - 1,000,000.00	7	6,900,000.00	4.59	6.218	356	57.23	741
1,000,000.01 - 2,000,000.00	32	45,654,660.11	30.36	6.187	354	62.32	750
2,000,000.01 - 3,000,000.00	11	27,290,902.35	18.15	6.165	356	61.98	759
3,000,000.01 - 4,000,000.00	5	18,010,000.00	11.98	6.106	353	51.55	770
4,000,000.01 - 5,000,000.00	2	9,120,000.00	6.06	6.023	349	39.66	733
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Minimum:	$52,000.00
Maximum	$5,000,000.00
Average:	$989,402.04

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Mortgage Rates

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
3.501 - 4.000	2	$1,256,950.00	0.84%	3.875%	314	73.58%	741
4.001 - 4.500	2	610,919.24	0.41	4.346	319	76.58	703
5.501 - 6.000	43	53,368,946.72	35.49	5.991	352	56.12	761
6.001 - 6.500	86	82,417,098.62	54.80	6.197	355	59.63	750
6.501 - 7.000	15	9,939,309.75	6.61	6.751	358	63.41	743
7.001 - 7.500	4	2,795,886.08	1.86	7.208	344	67.09	728
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Minimum:	3.875%
Maximum	7.250%
Weighted Average:	6.153%

FICO Score

FICO	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
601 - 650	1	$1,100,000.00	0.73%	6.400%	358	63.40%	648
651 - 700	17	14,854,726.09	9.88	6.356	353	67.71	676
701 - 750	41	37,436,774.01	24.89	6.132	353	59.62	722
751 - 800	85	92,368,762.90	61.42	6.126	353	57.73	776
801 - 850	8	4,628,847.41	3.08	6.140	353	48.96	805
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Non-Zero Minimum:	648
Maximum	807
Non-Zero Weighted Average:	753

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Effective Loan-to-Value Ratio

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
0.01 - 10.00	2	$352,000.00	0.23%	6.044%	351	4.84%	779
10.01 - 20.00	6	3,955,000.00	2.63	6.036	355	14.13	755
20.01 - 30.00	1	600,000.00	0.40	6.000	354	26.09	710
30.01 - 40.00	10	13,514,806.34	8.99	6.047	351	38.56	747
40.01 - 50.00	24	28,578,058.89	19.00	6.146	354	46.84	758
50.01 - 60.00	24	27,663,778.94	18.39	6.221	354	57.14	769
60.01 - 70.00	31	38,480,607.82	25.59	6.157	354	65.20	757
70.01 - 80.00	54	37,244,858.42	24.77	6.158	352	76.37	735
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Minimum:	3.71%
Maximum	80.00%
Weighted Average:	58.96%

Original Loan-to-Value Ratio

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
0.01 - 10.00	2	$352,000.00	0.23%	6.044%	351	4.84%	779
10.01 - 20.00	6	3,955,000.00	2.63	6.036	355	14.13	755
20.01 - 30.00	1	600,000.00	0.40	6.000	354	26.09	710
30.01 - 40.00	10	13,514,806.34	8.99	6.047	351	38.56	747
40.01 - 50.00	24	28,578,058.89	19.00	6.146	354	46.84	758
50.01 - 60.00	24	27,663,778.94	18.39	6.221	354	57.14	769
60.01 - 70.00	30	36,380,607.82	24.19	6.144	354	65.22	756
70.01 - 80.00	53	36,668,608.42	24.38	6.156	352	76.31	734
80.01 - 90.00	1	576,250.00	0.38	6.250	359	79.85	786
90.01 - 100.00	1	2,100,000.00	1.40	6.375	359	65.00	765
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Minimum:	3.71%
Maximum	95.45%
Weighted Average:	59.42%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Effective Loan-to-Value Ratio Greater Than 80

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Original Terms to Stated Maturity

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
360	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Minimum:	360
Maximum	360
Weighted Average:	360

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Remaining Terms to Stated Maturity

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
300 - 359	139	$138,068,060.41	91.81%	6.139%	353	58.09%	753
360	13	12,321,050.00	8.19	6.304	360	68.75	748
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Minimum:	300
Maximum	360
Weighted Average:	353

Debt-to-Income Ratio

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
N/A	2	$605,100.00	0.40%	5.759%	360	76.54%	711
0.001 - 10.000	9	7,523,560.00	5.00	6.068	354	54.70	764
10.001 - 20.000	19	18,646,121.25	12.40	6.115	349	56.84	767
20.001 - 30.000	39	38,725,825.54	25.75	6.035	352	58.96	760
30.001 - 40.000	52	52,460,961.94	34.88	6.217	355	61.25	750
40.001 - 50.000	26	29,906,071.51	19.89	6.224	353	57.75	736
50.001 - 60.000	5	2,521,470.17	1.68	6.395	358	49.93	761
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Non-Zero Minimum:	1.430%
Maximum	55.000%
Non-Zero Weighted Average:	30.737%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Product Type

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
1 YR ARM Interest-Only	1	$401,600.00	0.27%	5.875%	318	80.00%	753
3/1 MO Hybrid ARM Interest-Only	1	896,000.00	0.60	6.900	359	70.00	747
3/1 YR Hybrid ARM Interest-Only	8	5,019,092.17	3.34	5.695	320	65.67	758
3/6 MO Hybrid ARM Interest-Only	1	134,999.89	0.09	7.250	300	50.00	742
5/1 MO Hybrid ARM	1	114,888.76	0.08	6.150	358	30.26	794
5/1 MO Hybrid ARM Interest-Only	101	113,106,357.94	75.21	6.090	354	56.35	756
5/1 YR Hybrid ARM	6	5,138,333.14	3.42	6.662	358	65.46	726
5/1 YR Hybrid ARM Interest-Only	31	24,797,838.51	16.49	6.403	357	66.92	743
5/6 MO Hybrid ARM Interest-Only	2	780,000.00	0.52	5.951	359	80.00	773
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Interest Only

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Not Interest Only	7	$5,253,221.90	3.49%	6.651%	358	64.69%	727
Interest Only	145	145,135,888.51	96.51	6.135	353	58.75	754
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Prepayment Penalty Original Term

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	81	$67,591,267.91	44.94%	6.214%	352	61.69%	751
6	1	1,100,000.00	0.73	6.000	359	13.75	705
12	1	900,000.00	0.60	6.250	358	51.43	794
18	4	1,700,000.00	1.13	6.250	349	48.67	790
24	2	1,651,350.00	1.10	6.281	359	75.32	763
36	37	35,852,852.34	23.84	6.077	354	56.62	759
48	23	37,620,640.16	25.02	6.050	354	56.33	755
60	3	3,973,000.00	2.64	6.684	353	70.39	699
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Lien Position

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
First Lien	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Documentation Type

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Full Documentation	137	$131,347,320.77	87.34%	6.103%	352	57.54%	754
Stated Income	14	18,871,789.64	12.55	6.500	359	68.65	741
Alternative	1	170,000.00	0.11	6.375	357	78.70	766
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Loan Purpose

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Purchase	69	$73,686,574.93	49.00%	6.160%	353	64.47%	759
Rate/Term Refinance	42	41,257,585.26	27.43	6.113	353	51.21	744
Cash Out Refinance	41	35,444,950.22	23.57	6.183	353	56.53	750
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Property Type

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Single Family	76	$90,236,883.64	60.00%	6.088%	352	58.35%	751
Condo	40	28,590,324.96	19.01	6.328	355	60.73	746
PUD Attached	2	789,720.26	0.53	6.320	358	80.00	766
PUD Detached	18	18,077,346.55	12.02	6.140	354	57.49	762
2-4 Family	8	4,562,535.00	3.03	6.408	357	68.36	760
Coop	6	6,971,300.00	4.64	6.044	352	54.23	774
Condotel	2	1,161,000.00	0.77	6.592	360	62.82	749
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753
Occupancy Status

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Primary Home	86	$98,455,821.17	65.47%	6.110%	352	59.02%	753
Second Home	28	28,774,132.34	19.13	6.195	355	60.04	760
Investment	38	23,159,156.90	15.40	6.284	355	57.34	745
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Originator

Originator	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
First Republic Bank	103	$114,117,246.70	75.88%	6.097%	354	56.43%	756
Equitable Home Mortgage	1	3,600,000.00	2.39	6.375	360	60.00	776
Manhattan Mortgage Company, Inc.	3	3,198,059.00	2.13	6.625	358	55.21	756
Wall Street Mortgage	3	3,081,886.29	2.05	6.246	339	72.30	738
Mid America Bank	1	2,279,153.02	1.52	6.875	357	65.23	684
Other	41	24,112,765.40	16.03	6.243	350	68.95	743
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
State

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Arizona	1	$162,400.00	0.11%	6.050%	357	80.00%	806
California	79	87,738,540.55	58.34	6.084	353	53.83	753
Colorado	5	3,193,920.24	2.12	6.174	346	66.29	765
Connecticut	3	4,468,999.90	2.97	6.260	353	64.54	752
District Of Columbia	1	1,000,000.00	0.66	6.200	357	58.82	786
Florida	7	5,309,094.35	3.53	6.581	355	74.95	760
Georgia	4	790,659.89	0.53	6.301	327	72.89	749
Hawaii	4	7,047,758.84	4.69	6.225	358	57.60	786
Illinois	4	3,288,438.02	2.19	6.789	357	68.13	707
Maryland	1	1,585,000.00	1.05	6.375	360	77.32	652
Massachusetts	5	3,555,203.97	2.36	6.131	356	74.08	735
Missouri	1	576,250.00	0.38	6.250	359	79.85	786
Nevada	2	484,000.00	0.32	6.509	359	80.00	796
New Jersey	5	6,002,000.00	3.99	5.720	348	65.71	732
New Mexico	4	3,090,100.00	2.05	6.214	358	69.05	747
New York	11	10,331,430.90	6.87	6.259	355	60.30	765
North Carolina	3	1,030,424.03	0.69	5.559	339	73.41	679
Oregon	2	669,289.72	0.45	6.662	358	65.79	770
South Carolina	2	772,500.00	0.51	6.419	358	57.56	771
Texas	1	637,300.00	0.42	6.000	351	78.68	799
Utah	4	5,661,000.00	3.76	6.320	357	58.49	774
Virginia	3	2,994,800.00	1.99	6.312	352	80.00	727
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Gross Margin

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
1.000	2	$605,100.00	0.40%	5.759%	360	76.54%	711
1.501 - 2.000	142	144,491,338.79	96.08	6.144	353	58.46	754
2.001 - 2.500	7	4,207,290.98	2.80	6.531	349	69.44	727
2.501 - 3.000	1	1,085,380.64	0.72	6.125	358	75.00	721
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Minimum:	1.000%
Maximum	2.750%
Weighted Average:	1.897%

Floor Rate

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
1.000	2	$605,100.00	0.40%	5.759%	360	76.54%	711
1.501 - 2.000	142	144,491,338.79	96.08	6.144	353	58.46	754
2.001 - 2.500	7	4,207,290.98	2.80	6.531	349	69.44	727
2.501 - 3.000	1	1,085,380.64	0.72	6.125	358	75.00	721
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Minimum:	1.000%
Maximum	2.750%
Weighted Average:	1.897%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Maximum Rate

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
8.501 - 9.000	3	$1,292,836.19	0.86%	6.228%	323	59.11%	727
9.001 - 9.500	4	3,355,030.87	2.23	5.198	319	67.13	761
9.501 - 10.000	1	409,499.14	0.27	6.125	321	72.99	687
10.501 - 11.000	8	3,826,699.87	2.54	5.949	341	58.73	738
11.001 - 11.500	18	16,857,380.64	11.21	6.355	359	70.16	746
11.501 - 12.000	60	62,810,326.66	41.77	6.139	354	57.04	752
12.001 - 12.500	45	53,052,337.04	35.28	6.166	355	56.19	757
12.501 - 13.000	13	8,785,000.00	5.84	6.227	356	64.25	763
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Minimum:	8.875%
Maximum	12.950%
Weighted Average:	11.891%

Initial Periodic Cap

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	103	$114,117,246.70	75.88%	6.097%	354	56.43%	756
2.000	2	833,600.00	0.55	6.005	320	80.00	781
4.000	8	4,722,092.06	3.14	5.701	320	63.92	753
5.000	39	30,716,171.65	20.42	6.435	357	67.01	741
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Non-Zero Minimum:	2.000%
Maximum	5.000%
Non-Zero Weighted Average:	4.801%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Periodic Cap

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	103	$114,117,246.70	75.88%	6.097%	354	56.43%	756
1.000	1	544,000.00	0.36	5.875	360	80.00	765
2.000	48	35,727,863.71	23.76	6.337	351	66.70	743
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Non-Zero Minimum:	1.000%
Maximum	2.000%
Non-Zero Weighted Average:	1.985%

Months to Next Rate Adjustment

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
1 - 12	11	$6,164,692.04	4.10%	5.747%	319	67.30%	755
13 - 24	1	470,274.03	0.31	4.375	317	77.52	676
25 - 36	1	896,000.00	0.60	6.900	359	70.00	747
37 - 48	10	15,030,000.00	9.99	6.043	348	53.91	734
49 - 60	128	127,303,144.34	84.65	6.186	356	59.08	755
61 - 72	1	525,000.00	0.35	6.250	360	42.00	793
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Interest Only Terms

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	7	$5,253,221.90	3.49%	6.651%	358	64.69%	727
60	30	21,873,147.25	14.54	6.210	355	64.79	732
118	1	1,660,000.00	1.10	6.000	348	48.82	766
120	114	121,602,741.26	80.86	6.123	353	57.80	757
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Remaining Interest Only Term

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	7	$5,253,221.90	3.49%	6.651%	358	64.69%	727
1 - 60	31	22,008,147.14	14.63	6.216	355	64.70	732
61 - 120	114	123,127,741.37	81.87	6.120	353	57.69	758
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Servicers

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
First Republic Bank	103	$114,117,246.70	75.88%	6.097%	354	56.43%	756
Thornburg Mortgage Home Loans, Inc.	49	36,271,863.71	24.12	6.330	351	66.90	743
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 1 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Conversion and Modifiable Features

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Neither Convertible nor Modifiable	143	$146,845,261.27	97.64%	6.152%	353	58.67%	753
Only Modifiable	8	3,142,249.14	2.09	6.243	349	69.88	756
Convertible and Modifiable	1	401,600.00	0.27	5.875	318	80.00	753
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Origination Channels

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Correspondent	140	$141,437,851.41	94.05%	6.135%	353	58.39%	754
Wholesale	7	7,180,409.00	4.77	6.521	359	65.42	734
Retail	5	1,770,850.00	1.18	6.063	350	77.88	760
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

Additional Collateral

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
No Additional Collateral	150	$147,712,860.41	98.22%	6.149%	353	58.79%	753
Thornburg Mortgage Home Loans, Inc.	2	2,676,250.00	1.78	6.348	359	68.20	770
Total:	152	$150,389,110.41	100.00%	6.153%	353	58.96%	753

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Thornburg 2007-2 Group 2 Mortgage Loan Summary

As of the Cut-off Date
Total Number of Loans	652	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$649,269,147.99	Yes	0.34%
Average Loan Principal Balance	$995,811.58	No	99.66%
Fixed Rate	0.00%
Adjustable Rate (including Hybrids)	100.00%	Primary Mortgage Insurance Coverage
Prepayment Penalty	21.00%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	6.368%	Yes	28.07%
Weighted Average Margin	1.917%	No	71.93%
Non-Zero Weighted Average Initial Periodic Cap	4.998%
Non-Zero Weighted Average Periodic Cap	1.931%	Primary Mortgage Insurance Coverage
Weighted Average Maximum Rate	11.493%	(First Lien Loans with Effective LTV > 80%)
Weighted Average Floor Rate	1.917%	Yes	100.00%
Weighted Average Original Term (mo.)	361	No	0.00%
Weighted Average Remaining Term (mo.)	356
Weighted Average Loan Age (mo.)	5
Weighted Average Original LTV	67.83%	Prepayment Penalty Term
Non-Zero Weighted Average FICO	748	None	79.00%
Non-Zero Weighted Average DTI	31.44%	6	3.14%
Interest Only Mortgage Loans	94.64%	7	0.66%
First Lien Mortgage Loans	100.00%	12	3.84%
		24	0.37%
Product Type		36	5.70%
7/1 MO Hybrid ARM	0.33%	48	3.12%
7/1 MO Hybrid ARM Interest-Only	12.28%	60	4.16%
7/1 YR Hybrid ARM	4.66%
7/1 YR Hybrid ARM Interest-Only	76.62%	Geographic Distribution
7/6 MO Hybrid ARM	0.33%	(Other states account individually for less than
7/6 MO Hybrid ARM Interest-Only	5.74%	5% of the Cut-off Date principal balance)
8/1 YR Hybrid ARM	0.05%	CA	30.99%
		NY	10.61%
Servicers		CO	10.19%
Colonial Savings, F.A.	2.26%	FL	8.10%
First Horizon Home Loans Corp.	0.43%	CT	5.48%
First Republic Bank	12.60%
Mellon Trust of New England, N.A.	0.27%
Thornburg Mortgage Home Loans, Inc.*	84.44%	Occupancy Status
		Primary Home	68.60%
		Second Home	20.92%
Loan Purpose		Investment	10.48%
Purchase	48.28%
Cash Out Refinance	32.72%
Rate/Term Refinance	19.01%	Loan Documentation
		Full Documentation	80.58%
		Stated Income	18.81%
		Alternative	0.30%
		No Ratio	0.21%
		Streamline Cash Out	0.11%

*	Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Scheduled Principal Balances

($)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
0.01 - 100,000.00	10	$814,040.82	0.13%	6.253%	346	47.66%	770
100,000.01 - 200,000.00	47	7,112,337.79	1.10	6.318	346	66.08	746
200,000.01 - 300,000.00	70	17,488,274.22	2.69	6.363	350	71.21	758
300,000.01 - 400,000.00	50	17,562,545.37	2.70	6.359	351	71.27	757
400,000.01 - 500,000.00	51	23,255,193.11	3.58	6.381	354	70.17	751
500,000.01 - 600,000.00	62	34,134,869.22	5.26	6.273	353	73.50	752
600,000.01 - 700,000.00	54	35,439,757.07	5.46	6.313	353	68.67	753
700,000.01 - 800,000.00	33	25,015,043.94	3.85	6.274	354	68.57	757
800,000.01 - 900,000.00	23	19,542,089.61	3.01	6.300	354	73.03	732
900,000.01 - 1,000,000.00	37	36,010,659.26	5.55	6.295	353	66.78	757
1,000,000.01 - 2,000,000.00	157	229,996,037.87	35.42	6.324	359	69.22	751
2,000,000.01 - 3,000,000.00	29	72,050,596.30	11.10	6.306	356	65.24	742
3,000,000.01 - 4,000,000.00	14	48,482,133.36	7.47	6.410	358	65.93	751
4,000,000.01 - 5,000,000.00	8	36,998,750.00	5.70	6.368	359	63.18	763
5,000,000.01 - 6,000,000.00	4	21,635,770.05	3.33	6.702	351	54.88	697
6,000,000.01 - 7,000,000.00	1	6,496,050.00	1.00	6.500	358	55.00	770
8,000,000.01 - 9,000,000.00	2	17,235,000.00	2.65	7.312	359	61.06	683
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Minimum:	$25,000.00
Maximum	$8,710,000.00
Average:	$995,811.58

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Mortgage Rates

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
5.001 - 5.500	1	$230,400.00	0.04%	5.500%	359	80.00%	756
5.501 - 6.000	93	78,258,689.69	12.05	5.961	349	65.69	750
6.001 - 6.500	444	449,040,860.96	69.16	6.310	357	68.36	751
6.501 - 7.000	106	94,479,114.28	14.55	6.718	359	68.44	742
7.001 - 7.500	8	27,260,083.06	4.20	7.293	358	57.17	714
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Minimum:	5.500%
Maximum	7.375%
Weighted Average:	6.368%

FICO Score

FICO	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
N/A	2	$1,775,000.00	0.27%	6.549%	359	57.00%	N/A
451 - 500	1	190,262.04	0.03	6.125	312	89.43	492
501 - 550	1	5,160,770.05	0.79	6.375	325	77.04	548
601 - 650	6	6,884,304.96	1.06	6.604	359	61.82	634
651 - 700	65	68,070,322.67	10.48	6.542	357	64.04	685
701 - 750	208	225,396,527.59	34.72	6.351	355	68.72	727
751 - 800	318	303,388,813.84	46.73	6.345	357	67.46	776
801 - 850	51	38,403,146.84	5.91	6.297	359	68.31	806
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Non-Zero Minimum:	492
Maximum	820
Non-Zero Weighted Average:	748

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Effective Loan-to-Value Ratio

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
10.01 - 20.00	8	$4,536,742.52	0.70%	6.092%	355	13.87%	727
20.01 - 30.00	18	12,751,828.50	1.96	6.224	356	26.66	762
30.01 - 40.00	22	22,571,455.95	3.48	6.532	357	36.12	755
40.01 - 50.00	37	38,756,616.53	5.97	6.404	355	46.50	735
50.01 - 60.00	55	86,617,496.84	13.34	6.489	357	56.43	742
60.01 - 70.00	114	159,667,565.13	24.59	6.344	356	67.01	755
70.01 - 80.00	389	322,127,465.88	49.61	6.342	356	77.83	747
80.01 - 90.00	7	1,755,476.64	0.27	6.229	343	89.58	710
90.01 - 100.00	2	484,500.00	0.07	6.243	342	93.94	725
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Minimum:	10.27%
Maximum	95.00%
Weighted Average:	67.58%

Original Loan-to-Value Ratio

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
10.01 - 20.00	8	$4,536,742.52	0.70%	6.092%	355	13.87%	727
20.01 - 30.00	18	12,751,828.50	1.96	6.224	356	26.66	762
30.01 - 40.00	22	22,571,455.95	3.48	6.532	357	36.12	755
40.01 - 50.00	37	38,756,616.53	5.97	6.404	355	46.50	735
50.01 - 60.00	55	86,617,496.84	13.34	6.489	357	56.43	742
60.01 - 70.00	113	156,677,880.83	24.13	6.350	356	67.06	756
70.01 - 80.00	386	319,377,465.88	49.19	6.342	356	77.84	747
80.01 - 90.00	7	1,755,476.64	0.27	6.229	343	89.58	710
90.01 - 100.00	6	6,224,184.30	0.96	6.192	357	72.15	730
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Minimum:	10.27%
Maximum	100.00%
Weighted Average:	67.83%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Effective Loan-to-Value Ratio Greater Than 80

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
LTV > 80 GEMICO	1	$391,410.00	17.47%	6.625%	358	90.00%	713
LTV > 80 MGIC	2	634,173.58	28.31	6.003	357	90.00	769
LTV > 80 United Guaranty Corp.	1	256,500.00	11.45	6.125	359	95.00	746
LTV > 80 RMIC	1	259,641.00	11.59	6.375	356	90.00	689
LTV > 80 Radian	4	698,252.06	31.17	6.207	311	89.85	660
Total:	9	$2,239,976.64	100.00%	6.232%	343	90.53%	713

Original Terms to Stated Maturity

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
324	1	$250,000.00	0.04%	6.400%	321	41.67%	751
330	1	1,400,000.00	0.22	6.400	329	70.00	709
346	1	489,087.41	0.08	5.875	344	48.99	683
355	1	490,241.50	0.08	6.125	315	78.28	722
360	646	643,389,819.08	99.09	6.369	356	67.58	748
480	2	3,250,000.00	0.50	6.279	464	70.72	786
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Minimum:	324
Maximum	480
Weighted Average:	361

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Remaining Terms to Stated Maturity

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
240 - 299	4	$2,211,315.91	0.34%	6.190%	290	65.45%	764
300 - 359	552	536,450,232.61	82.62	6.356	355	67.68	746
360	94	107,357,599.47	16.54	6.434	360	67.07	753
420 - 479	2	3,250,000.00	0.50	6.279	464	70.72	786
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Minimum:	279
Maximum	478
Weighted Average:	356

Debt-to-Income Ratio

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
N/A	4	$1,584,042.52	0.24%	6.450%	350	65.56%	774
0.001 - 10.000	20	31,477,003.26	4.85	6.276	354	68.99	744
10.001 - 20.000	89	101,166,635.70	15.58	6.446	355	63.53	747
20.001 - 30.000	144	137,316,648.67	21.15	6.327	355	65.67	752
30.001 - 40.000	232	206,790,301.38	31.85	6.378	358	69.92	747
40.001 - 50.000	151	150,871,940.96	23.24	6.356	356	69.05	746
50.001 - 60.000	12	20,062,575.50	3.09	6.379	356	63.97	740
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Non-Zero Minimum:	0.340%
Maximum	58.956%
Non-Zero Weighted Average:	31.439%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Product Type

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
7/1 MO Hybrid ARM	5	$2,131,144.19	0.33%	6.154%	355	62.73%	783
7/1 MO Hybrid ARM Interest-Only	85	79,703,698.22	12.28	6.201	353	56.28	755
7/1 YR Hybrid ARM	29	30,270,707.95	4.66	6.602	357	70.81	745
7/1 YR Hybrid ARM Interest-Only	497	497,451,085.37	76.62	6.387	356	68.78	747
7/6 MO Hybrid ARM	2	2,115,000.00	0.33	6.346	360	76.28	770
7/6 MO Hybrid ARM Interest-Only	33	37,300,429.20	5.74	6.288	357	72.94	740
8/1 YR Hybrid ARM	1	297,083.06	0.05	7.125	279	74.24	720
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Interest Only

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Not Interest Only	37	$34,813,935.20	5.36%	6.563%	356	70.67%	748
Interest Only	615	614,455,212.79	94.64	6.357	356	67.41	748
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Prepayment Penalty Original Term

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	532	$512,946,603.83	79.00%	6.374%	356	69.79%	745
6	7	20,389,290.00	3.14	6.772	358	58.63	767
7	4	4,298,880.00	0.66	6.413	358	64.71	733
12	14	24,932,138.75	3.84	6.548	357	63.89	763
24	2	2,387,000.00	0.37	6.179	357	76.07	776
36	44	37,038,626.80	5.70	6.151	357	59.12	769
48	23	20,262,946.02	3.12	6.379	353	57.50	738
60	26	27,013,662.59	4.16	6.077	351	54.82	755
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Lien Position

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
First Lien	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Documentation Type

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Full Documentation	554	$523,155,950.33	80.58%	6.308%	355	68.34%	748
Stated Income	90	122,099,866.60	18.81	6.625	360	64.62	749
Alternative	3	1,916,531.00	0.30	6.508	357	51.38	718
No Ratio	3	1,373,380.02	0.21	6.500	355	65.39	775
Streamline Cash Out	2	723,420.04	0.11	6.046	344	70.09	734
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Loan Purpose

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Purchase	343	$313,440,181.62	48.28%	6.335%	355	71.96%	755
Cash Out Refinance	178	212,412,956.18	32.72	6.439	359	62.34	742
Rate/Term Refinance	131	123,416,010.19	19.01	6.330	354	65.50	739
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Property Type

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Single Family	305	$347,314,777.23	53.49%	6.371%	356	65.28%	747
Condo	127	99,400,463.31	15.31	6.346	355	71.96	738
Townhouse	5	4,640,000.00	0.71	6.443	359	79.20	780
PUD Attached	10	4,768,871.52	0.73	6.395	355	77.09	750
PUD Detached	106	107,608,961.50	16.57	6.358	356	66.75	753
2-4 Family	48	48,171,447.72	7.42	6.369	356	72.14	753
Coop	19	19,207,353.48	2.96	6.426	357	65.54	750
Condotel	32	18,157,273.23	2.80	6.401	359	77.35	755
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Occupancy Status

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Primary Home	365	$445,409,174.64	68.60%	6.357%	356	66.47%	747
Second Home	134	135,849,005.64	20.92	6.322	357	69.47	746
Investment	153	68,010,967.71	10.48	6.533	356	71.09	754
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Originator

Originator	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
First Republic Bank	90	$81,834,842.41	12.60%	6.200%	353	56.45%	755
Luxury Mortgage Corporation	18	47,884,056.18	7.38	6.585	358	60.09	761
Affiliated Financial	14	22,047,150.00	3.40	6.226	358	69.20	772
Residential Mortgage Capital	12	17,776,287.50	2.74	6.361	358	74.06	742
Thornburg Mortgage Home Loans, Inc.	44	16,975,309.24	2.61	6.156	337	67.98	754
Other	474	462,751,502.66	71.27	6.390	357	69.99	744
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
State

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Alabama	6	$1,306,900.00	0.20%	6.406%	358	74.02%	764
Alaska	1	235,000.00	0.04	6.500	358	79.66	750
Arizona	25	19,995,450.42	3.08	6.414	359	63.35	747
California	169	201,210,369.06	30.99	6.388	357	64.83	752
Colorado	54	66,176,739.48	10.19	6.260	358	67.42	750
Connecticut	19	35,578,471.70	5.48	6.465	356	62.01	747
Delaware	1	525,000.00	0.08	6.375	358	67.48	769
District Of Columbia	2	1,433,000.00	0.22	6.506	358	78.74	721
Florida	54	52,608,821.34	8.10	6.481	352	72.11	726
Georgia	33	18,576,387.13	2.86	6.321	347	70.33	747
Hawaii	1	250,000.00	0.04	6.400	321	41.67	751
Idaho	5	3,625,093.87	0.56	6.224	354	73.84	741
Illinois	21	21,783,616.46	3.36	6.289	359	73.24	725
Indiana	1	279,892.41	0.04	6.125	320	80.00	763
Kansas	1	1,000,000.00	0.15	6.125	358	41.67	693
Maryland	6	3,963,674.53	0.61	6.322	346	74.73	771
Massachusetts	14	9,736,525.51	1.50	6.318	355	68.70	741
Michigan	4	4,868,000.00	0.75	6.258	407	65.76	759
Minnesota	12	5,883,250.00	0.91	6.407	357	76.37	776
Missouri	1	599,200.00	0.09	6.375	360	80.00	806
Montana	4	5,554,500.00	0.86	6.454	353	73.07	772
Nevada	10	6,375,417.56	0.98	6.589	357	66.19	725
New Jersey	22	30,542,315.36	4.70	6.323	357	69.39	735
New Mexico	9	5,901,731.87	0.91	6.379	345	56.41	755
New York	57	68,859,393.07	10.61	6.352	353	64.30	746
North Carolina	22	16,091,941.05	2.48	6.379	358	77.66	753
Ohio	3	978,800.00	0.15	6.334	357	47.76	775
Oregon	3	1,783,796.08	0.27	6.283	357	76.64	720
Pennsylvania	8	6,401,098.02	0.99	6.218	359	75.94	764
South Carolina	22	13,918,626.76	2.14	6.484	356	71.23	755
Tennessee	2	1,110,262.04	0.17	6.229	351	81.62	698
Texas	10	3,950,565.16	0.61	6.222	335	72.96	779
Utah	25	19,189,534.00	2.96	6.361	359	76.84	768
Virginia	8	5,697,430.97	0.88	6.187	345	74.73	765
Washington	13	12,273,911.88	1.89	6.277	357	68.57	760
Wisconsin	2	381,932.26	0.06	6.200	348	80.00	765
Wyoming	2	622,500.00	0.10	6.377	359	75.46	752
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Gross Margin

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
1.501 - 2.000	613	$588,617,577.82	90.66%	6.354%	356	68.17%	747
2.001 - 2.500	36	58,646,487.11	9.03	6.502	359	61.82	758
2.501 - 3.000	3	2,005,083.06	0.31	6.561	326	65.45	721
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Minimum:	1.850%
Maximum	2.750%
Weighted Average:	1.917%

Floor Rate

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
1.501 - 2.000	613	$588,617,577.82	90.66%	6.354%	356	68.17%	747
2.001 - 2.500	36	58,646,487.11	9.03	6.502	359	61.82	758
2.501 - 3.000	3	2,005,083.06	0.31	6.561	326	65.45	721
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Minimum:	1.850%
Maximum	2.750%
Weighted Average:	1.917%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Maximum Rate

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
9.501 - 10.000	1	$1,400,000.00	0.22%	6.400%	329	70.00%	709
10.001 - 10.500	1	230,400.00	0.04	5.500	359	80.00	756
10.501 - 11.000	73	59,907,157.18	9.23	5.960	348	68.63	745
11.001 - 11.500	381	390,314,379.56	60.12	6.320	357	70.01	750
11.501 - 12.000	143	122,640,755.30	18.89	6.573	358	65.97	747
12.001 - 12.500	43	58,858,705.95	9.07	6.686	357	55.56	740
12.501 - 13.000	10	15,917,750.00	2.45	6.337	351	60.68	732
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Minimum:	9.950%
Maximum	12.950%
Non-Zero Weighted Average:	11.493%

Initial Periodic Cap

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	90	$81,834,842.41	12.60%	6.200%	353	56.45%	755
2.000	1	297,083.06	0.05	7.125	279	74.24	720
5.000	561	567,137,222.52	87.35	6.392	356	69.19	747
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Non-Zero Minimum:	2.000%
Maximum	5.000%
Non-Zero Weighted Average:	4.998%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Periodic Cap

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	90	$81,834,842.41	12.60%	6.200%	353	56.45%	755
1.000	35	39,415,429.20	6.07	6.291	357	73.12	742
2.000	527	528,018,876.38	81.33	6.400	356	68.90	747
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Non-Zero Minimum:	1.000%
Maximum	2.000%
Non-Zero Weighted Average:	1.931%

Months to Next Rate Adjustment

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
13 - 24	5	$2,335,470.64	0.36%	6.187%	291	66.49%	766
25 - 36	12	3,777,306.54	0.58	6.108	307	69.43	737
37 - 48	38	21,052,030.20	3.24	6.136	326	71.58	753
49 - 60	19	12,246,087.26	1.89	6.214	328	72.74	658
61 - 72	7	8,695,718.87	1.34	6.213	342	67.22	749
73 - 84	571	601,162,534.48	92.59	6.384	358	67.34	749
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Interest Only Terms

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	37	$34,813,935.20	5.36%	6.563%	356	70.67%	748
84	128	112,486,540.49	17.33	6.410	358	69.02	748
120	487	501,968,672.30	77.31	6.345	356	67.05	748
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Remaining Interest Only Term

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	37	$34,813,935.20	5.36%	6.563%	356	70.67%	748
1 - 60	4	2,038,387.58	0.31	6.050	292	65.36	772
61 - 120	611	612,416,825.21	94.32	6.358	356	67.42	748
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Servicers

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Thornburg Mortgage Home Loans, Inc.	545	$548,267,068.00	84.44%	6.391%	356	69.18%	746
First Republic Bank	90	81,834,842.41	12.60	6.200	353	56.45	755
Colonial Savings, F.A.	10	14,654,064.00	2.26	6.468	375	67.47	774
First Horizon Home Loans Corp.	5	2,768,173.58	0.43	6.336	358	72.81	767
Mellon Trust of New England, N.A.	2	1,745,000.00	0.27	6.205	358	79.77	785
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 2 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Conversion and Modifiable Features

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Neither Convertible nor Modifiable	549	$568,651,419.73	87.58%	6.393%	357	67.32%	748
Only Modifiable	102	80,389,948.56	12.38	6.195	349	69.40	743
Convertible and Modifiable	1	227,779.70	0.04	6.000	301	80.00	807
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Origination Channels

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Correspondent	523	$525,909,525.22	81.00%	6.335%	356	66.89%	751
Wholesale	84	106,087,230.47	16.34	6.562	359	70.93	732
Retail	44	16,975,309.24	2.61	6.156	337	67.98	754
Bulk	1	297,083.06	0.05	7.125	279	74.24	720
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

Additional Collateral

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
No Additional Collateral	648	$643,529,463.69	99.12%	6.370%	356	67.56%	748
Thornburg Mortgage Home Loans, Inc.	3	5,114,684.30	0.79	6.196	358	69.20	724
Mellon Trust of New England, N.A.	1	625,000.00	0.10	6.125	357	79.37	776
Total:	652	$649,269,147.99	100.00%	6.368%	356	67.58%	748

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Thornburg 2007-2 Group 3 Mortgage Loan Summary

As of the Cut-off Date
Total Number of Loans	584	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$523,838,175.89	Yes	0.63%
Average Loan Principal Balance	$896,983.18	No	99.37%
Fixed Rate	0.00%
Adjustable Rate (including Hybrids)	100.00%	Primary Mortgage Insurance Coverage
Prepayment Penalty	19.97%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	6.325%	Yes	37.00%
Weighted Average Margin	1.887%	No	63.00%
Non-Zero Weighted Average Initial Periodic Cap	5.000%
Non-Zero Weighted Average Periodic Cap	1.916%	Primary Mortgage Insurance Coverage
Weighted Average Maximum Rate	11.491%	(First Lien Loans with Effective LTV > 80%)
Weighted Average Floor Rate	1.887%	Yes	100.00%
Weighted Average Original Term (mo.)	360	No	0.00%
Weighted Average Remaining Term (mo.)	356
Weighted Average Loan Age (mo.)	4
Weighted Average Original LTV	68.12%	Prepayment Penalty Term
Non-Zero Weighted Average FICO	751	None	80.03%
Non-Zero Weighted Average DTI	31.42%	6	0.55%
Interest Only Mortgage Loans	94.91%	7	0.98%
First Lien Mortgage Loans	100.00%	12	2.63%
		24	0.96%
Product Type		36	5.66%
10/1 MO Hybrid ARM	0.77%	48	0.64%
10/1 MO Hybrid ARM Interest-Only	15.78%	60	8.56%
10/1 YR Hybrid ARM	3.83%
10/1 YR Hybrid ARM Interest-Only	72.65%
10/6 MO Hybrid ARM	0.49%
10/6 MO Hybrid ARM Interest-Only	6.48%	Geographic Distribution
		(Other states account individually for less than
Servicers		5% of the Cut-off Date principal balance)
Colonial Savings, F.A.	0.42%	CA	32.49%
First Horizon Home Loans Corp.	0.29%	NY	16.88%
First Republic Bank	16.55%	CO	5.66%
Mellon Trust of New England, N.A.	1.47%	FL	5.31%
Thornburg Mortgage Home Loans, Inc.*	81.27%
		Occupancy Status
		Primary Home	69.92%
		Second Home	21.68%
Loan Purpose		Investment	8.40%
Purchase	50.24%
Cash Out Refinance	34.42%	Loan Documentation
Rate/Term Refinance	15.34%	Full Documentation	87.87%
		Stated Income	11.28%
		No Ratio	0.59%
		Alternative	0.26%

*	Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 3 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Scheduled Principal Balances

($)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
0.01 - 100,000.00	10	$839,532.19	0.16%	6.404%	351	58.49%	769
100,000.01 - 200,000.00	45	7,107,661.53	1.36	6.404	348	68.08	750
200,000.01 - 300,000.00	70	17,960,448.47	3.43	6.378	349	69.48	767
300,000.01 - 400,000.00	54	19,009,594.12	3.63	6.347	349	69.05	753
400,000.01 - 500,000.00	42	19,476,591.07	3.72	6.328	354	67.48	746
500,000.01 - 600,000.00	48	26,836,821.32	5.12	6.248	352	74.45	752
600,000.01 - 700,000.00	39	25,634,702.64	4.89	6.306	356	70.91	751
700,000.01 - 800,000.00	31	23,132,255.70	4.42	6.324	355	74.28	749
800,000.01 - 900,000.00	32	27,387,885.78	5.23	6.369	353	67.36	746
900,000.01 - 1,000,000.00	44	42,815,223.92	8.17	6.315	356	66.38	753
1,000,000.01 - 2,000,000.00	122	177,417,931.46	33.87	6.293	357	69.87	750
2,000,000.01 - 3,000,000.00	34	83,615,404.25	15.96	6.342	358	64.44	755
3,000,000.01 - 4,000,000.00	7	24,069,123.44	4.59	6.250	358	63.59	745
4,000,000.01 - 5,000,000.00	5	22,635,000.00	4.32	6.474	359	56.41	739
5,000,000.01 - 6,000,000.00	1	5,900,000.00	1.13	6.750	360	53.64	766
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Minimum:	$63,000.00
Maximum	$5,900,000.00
Average:	$896,983.18

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 3 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Mortgage Rates

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
5.001 - 5.500	2	$1,133,260.24	0.22%	5.435%	337	72.73%	784
5.501 - 6.000	69	62,500,765.60	11.93	5.961	353	69.11	764
6.001 - 6.500	404	366,300,343.49	69.93	6.289	356	67.38	751
6.501 - 7.000	107	93,300,859.59	17.81	6.717	358	68.82	740
7.001 - 7.500	2	602,946.97	0.12	7.250	356	52.60	786
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751
Minimum:	5.375%
Maximum	7.250%
Weighted Average:	6.325%

FICO Score

FICO	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
N/A	1	$2,000,000.00	0.38%	6.250%	359	38.95%	N/A
551 - 600	5	2,710,735.27	0.52	6.283	341	69.89	589
601 - 650	9	5,754,750.37	1.10	6.453	356	74.27	639
651 - 700	63	62,523,334.99	11.94	6.420	355	70.85	681
701 - 750	156	146,826,561.97	28.03	6.340	355	68.63	726
751 - 800	293	267,574,515.73	51.08	6.303	357	66.97	777
801 - 850	57	36,448,277.56	6.96	6.250	353	66.33	806
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Non-Zero Minimum:	562
Maximum	822
Non-Zero Weighted Average:	751

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 3 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Effective Loan-to-Value Ratio

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
0.01 - 10.00	1	$80,000.00	0.02%	6.250%	351	6.15%	770
10.01 - 20.00	8	2,653,476.09	0.51	6.316	353	16.07	764
20.01 - 30.00	9	5,866,189.34	1.12	6.366	354	24.26	786
30.01 - 40.00	23	31,020,804.82	5.92	6.210	357	36.43	764
40.01 - 50.00	25	26,210,846.65	5.00	6.372	358	45.96	758
50.01 - 60.00	55	55,969,414.33	10.68	6.376	356	56.40	748
60.01 - 70.00	110	118,277,089.91	22.58	6.314	356	66.73	745
70.01 - 80.00	344	280,480,246.18	53.54	6.324	356	77.27	751
80.01 - 90.00	8	3,019,775.43	0.58	6.587	348	89.28	751
90.01 - 100.00	1	260,333.14	0.05	6.250	319	94.91	741
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Minimum:	6.15%
Maximum	94.91%
Weighted Average:	67.84%

Original Loan-to-Value Ratio

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
0.01 - 10.00	1	$80,000.00	0.02%	6.250%	351	6.15%	770
10.01 - 20.00	8	2,653,476.09	0.51	6.316	353	16.07	764
20.01 - 30.00	9	5,866,189.34	1.12	6.366	354	24.26	786
30.01 - 40.00	23	31,020,804.82	5.92	6.210	357	36.43	764
40.01 - 50.00	25	26,210,846.65	5.00	6.372	358	45.96	758
50.01 - 60.00	55	55,969,414.33	10.68	6.376	356	56.40	748
60.01 - 70.00	109	115,627,089.91	22.07	6.310	355	66.65	744
70.01 - 80.00	341	277,544,764.18	52.98	6.324	356	77.27	750
80.01 - 90.00	8	3,019,775.43	0.58	6.587	348	89.28	751
90.01 - 100.00	5	5,845,815.14	1.12	6.427	346	74.63	783
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Minimum:	6.15%
Maximum	100.00%
Weighted Average:	68.12%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 3 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Effective Loan-to-Value Ratio Greater Than 80

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
LTV > 80 MGIC	3	$1,271,000.00	38.75%	6.921%	358	89.31%	785
LTV > 80 PMI	2	1,082,529.16	33.00	6.505	350	90.00	723
LTV > 80 Radian	4	926,579.41	28.25	6.129	323	89.97	734
Total:	9	$3,280,108.57	100.00%	6.560%	346	89.73%	750

Original Terms to Stated Maturity

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
349	2	$1,283,138.26	0.24%	6.463%	340	43.31%	800
360	582	522,555,037.63	99.76	6.325	356	67.90	751
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Minimum:	349
Maximum	360
Weighted Average:	360

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 3 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Remaining Terms to Stated Maturity

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
240 - 299	2	$980,017.30	0.19%	6.536%	280	57.42%	744
300 - 359	488	424,983,919.59	81.13	6.308	355	67.96	752
360	94	97,874,239.00	18.68	6.398	360	67.43	746
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Minimum:	275
Maximum	360
Weighted Average:	356

Debt-to-Income Ratio

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
N/A	9	$5,563,836.75	1.06%	6.451%	347	59.06%	735
0.001 - 10.000	15	22,841,819.94	4.36	6.428	358	53.38	755
10.001 - 20.000	72	72,503,226.22	13.84	6.320	357	68.52	751
20.001 - 30.000	134	119,325,958.42	22.78	6.310	356	69.53	752
30.001 - 40.000	222	183,372,722.15	35.01	6.353	356	69.38	749
40.001 - 50.000	119	110,365,394.05	21.07	6.286	355	67.99	750
50.001 - 60.000	10	3,988,318.36	0.76	6.205	358	46.76	764
60.001 - 70.000	3	5,876,900.00	1.12	6.130	357	52.91	798
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Non-Zero Minimum:	0.485%
Maximum	62.793%
Non-Zero Weighted Average:	31.422%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 3 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Product Type

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
10/1 MO Hybrid ARM	3	$4,056,971.13	0.77%	6.102%	358	47.24%	733
10/1 MO Hybrid ARM Interest-Only	85	82,651,792.81	15.78	6.154	357	59.53	764
10/1 YR Hybrid ARM	36	20,038,908.07	3.83	6.524	354	66.63	725
10/1 YR Hybrid ARM Interest-Only	433	380,567,962.00	72.65	6.339	355	69.80	749
10/6 MO Hybrid ARM	2	2,559,159.88	0.49	6.494	359	69.87	680
10/6 MO Hybrid ARM Interest-Only	25	33,963,382.00	6.48	6.478	359	69.07	768
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Interest Only

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Not Interest Only	41	$26,655,039.08	5.09%	6.457%	355	63.99%	722
Interest Only	543	497,183,136.81	94.91	6.318	356	68.05	752
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 3 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Prepayment Penalty Original Term

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	484	$419,222,307.32	80.03%	6.351%	355	69.25%	750
6	3	2,886,000.00	0.55	6.375	359	63.14	748
7	3	5,107,500.00	0.98	6.464	359	74.10	735
12	12	13,768,323.38	2.63	6.398	358	67.65	735
24	3	5,018,000.00	0.96	6.198	358	75.44	727
36	33	29,647,585.17	5.66	6.258	356	62.86	753
48	5	3,342,000.00	0.64	6.271	354	60.58	738
60	41	44,846,460.02	8.56	6.100	358	57.26	765
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Lien Position

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
First Lien	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Documentation Type

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Full Documentation	511	$460,318,017.34	87.87%	6.298%	356	67.87%	751
Stated Income	65	59,066,764.10	11.28	6.521	358	68.29	753
No Ratio	5	3,093,576.60	0.59	6.781	348	53.95	697
Alternative	3	1,359,817.85	0.26	5.872	354	70.83	707
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 3 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Loan Purpose

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Purchase	300	$263,170,438.16	50.24%	6.323%	356	72.39%	756
Cash Out Refinance	190	180,293,332.15	34.42	6.338	356	62.32	747
Rate/Term Refinance	94	80,374,405.58	15.34	6.303	354	65.31	742
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Property Type

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Single Family	284	$298,310,986.89	56.95%	6.338%	356	66.84%	748
Condo	116	73,656,977.18	14.06	6.346	355	69.82	754
Townhouse	2	683,920.00	0.13	6.239	359	80.00	762
PUD Attached	15	6,444,507.11	1.23	6.233	356	75.33	776
PUD Detached	95	86,560,113.94	16.52	6.260	355	69.70	758
2-4 Family	37	32,524,590.90	6.21	6.347	356	68.67	749
Coop	23	19,141,659.88	3.65	6.266	358	59.80	743
Condotel	12	6,515,419.99	1.24	6.535	359	77.40	775
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Occupancy Status

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Primary Home	353	$366,258,655.11	69.92%	6.304%	355	67.80%	749
Second Home	116	113,571,489.56	21.68	6.347	357	67.18	756
Investment	115	44,008,031.22	8.40	6.443	357	69.92	755
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 3 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Originator

Originator	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
First Republic Bank	88	$86,708,763.94	16.55%	6.152%	357	58.96%	762
ACF Partners DBA Americorp Funding	12	26,942,700.00	5.14	6.379	359	68.36	734
Thornburg Mortgage Home Loans, Inc.	35	18,716,890.59	3.57	6.183	345	72.04	759
Wall Street Mortgage	16	17,029,089.77	3.25	6.361	352	69.45	732
Arlington Capital Mortgage Corp.	21	16,839,263.20	3.21	6.371	356	61.11	761
Other	412	357,601,468.39	68.27	6.367	356	69.97	749
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 3 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
State

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Arizona	10	$6,822,985.58	1.30%	6.253%	358	74.25%	754
California	151	170,175,877.15	32.49	6.304	357	66.68	748
Colorado	41	29,627,599.29	5.66	6.235	356	73.73	767
Connecticut	10	11,021,650.00	2.10	6.296	359	67.08	751
Delaware	1	720,000.00	0.14	6.375	358	80.00	788
District Of Columbia	3	4,792,000.00	0.91	6.645	358	72.42	749
Florida	42	27,807,323.60	5.31	6.398	349	68.57	758
Georgia	24	15,345,513.18	2.93	6.217	345	73.87	759
Hawaii	5	12,951,661.58	2.47	6.335	357	59.96	755
Idaho	2	3,543,500.00	0.68	6.011	359	64.20	743
Illinois	19	12,463,102.97	2.38	6.365	354	72.60	752
Indiana	2	845,525.00	0.16	6.550	358	75.75	725
Maine	3	2,000,000.00	0.38	6.463	356	62.67	705
Maryland	9	10,202,190.44	1.95	6.287	357	69.79	738
Massachusetts	20	17,156,037.68	3.28	6.226	353	59.96	750
Michigan	2	1,323,600.00	0.25	6.609	360	76.88	697
Minnesota	12	8,025,299.58	1.53	6.378	359	74.92	769
Missouri	3	2,624,585.00	0.50	6.255	359	68.81	757
Montana	5	4,166,395.63	0.80	6.423	358	50.14	747
Nevada	2	555,100.00	0.11	6.250	358	76.56	763
New Hampshire	1	4,095,000.00	0.78	6.750	359	65.00	788
New Jersey	20	13,702,192.21	2.62	6.325	356	66.91	744
New Mexico	14	8,399,743.61	1.60	6.244	345	73.67	769
New York	68	88,401,801.44	16.88	6.359	356	64.05	743
North Carolina	17	9,654,436.54	1.84	6.374	354	67.17	751
Ohio	1	840,000.00	0.16	6.750	359	80.00	754
Oregon	5	2,060,600.00	0.39	6.388	358	78.50	785
Pennsylvania	19	11,651,758.64	2.22	6.512	357	73.41	736
Rhode Island	1	239,788.25	0.05	6.625	359	80.00	721
South Carolina	16	9,181,653.99	1.75	6.319	357	71.90	763
Tennessee	4	1,391,807.92	0.27	6.260	338	78.02	749
Texas	7	3,047,580.69	0.58	6.609	355	74.70	761
Utah	13	8,157,099.48	1.56	6.354	357	68.93	751
Vermont	1	550,000.00	0.10	6.250	358	79.71	714
Virginia	16	12,885,416.44	2.46	6.262	356	75.54	767
Washington	10	3,731,850.00	0.71	6.213	359	73.80	781
Wisconsin	2	2,511,500.00	0.48	6.174	358	75.71	729
Wyoming	3	1,166,000.00	0.22	6.101	359	71.01	750
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 3 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Gross Margin

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
1.000	4	$2,622,260.15	0.50%	5.958%	347	74.75%	778
1.501 - 2.000	561	504,089,292.11	96.23	6.322	356	67.80	752
2.001 - 2.500	18	16,763,676.66	3.20	6.446	359	67.59	727
2.501 - 3.000	1	362,946.97	0.07	7.250	356	80.00	777
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Minimum:	1.000%
Maximum	2.750%
Weighted Average:	1.887%

Floor Rate

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
1.000	4	$2,622,260.15	0.50%	5.958%	347	74.75%	778
1.501 - 2.000	561	504,089,292.11	96.23	6.322	356	67.80	752
2.001 - 2.500	18	16,763,676.66	3.20	6.446	359	67.59	727
2.501 - 3.000	1	362,946.97	0.07	7.250	356	80.00	777
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Minimum:	1.000%
Maximum	2.750%
Weighted Average:	1.887%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 3 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Maximum Rate

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
8.001 - 8.500	1	$546,260.25	0.10%	5.500%	316	80.00%	809
8.501 - 9.000	1	223,999.90	0.04	5.750	322	90.00	760
10.001 - 10.500	1	586,999.99	0.11	5.375	357	65.96	760
10.501 - 11.000	54	44,332,282.28	8.46	5.965	352	73.34	766
11.001 - 11.500	332	299,386,062.97	57.15	6.310	355	69.22	748
11.501 - 12.000	122	111,512,343.01	21.29	6.588	358	67.31	744
12.001 - 12.500	68	61,595,227.49	11.76	6.198	357	57.68	765
12.501 - 13.000	5	5,655,000.00	1.08	6.345	357	70.88	744
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Minimum:	8.500%
Maximum	12.950%
Weighted Average:	11.491%

Initial Periodic Cap

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	88	$86,708,763.94	16.55%	6.152%	357	58.96%	762
5.000	496	437,129,411.95	83.45	6.359	356	69.60	749
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Non-Zero Minimum:	5.000%
Maximum	5.000%
Non-Zero Weighted Average:	5.000%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 3 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Periodic Cap

(%)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	88	$86,708,763.94	16.55%	6.152%	357	58.96%	762
1.000	27	36,522,541.88	6.97	6.479	359	69.13	762
2.000	469	400,606,870.07	76.48	6.349	355	69.64	747
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Non-Zero Minimum:	1.000%
Maximum	2.000%
Non-Zero Weighted Average:	1.916%

Months to Next Rate Adjustment

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
25 - 36	1	$747,541.21	0.14%	6.625%	275	69.58%	737
49 - 60	1	232,476.09	0.04	6.250	298	18.33	767
61 - 72	8	4,590,866.30	0.88	6.189	308	68.29	705
73 - 84	48	19,177,174.04	3.66	6.184	320	73.72	750
85 - 96	9	5,211,058.88	0.99	6.165	330	70.22	774
97 - 108	7	5,670,496.23	1.08	6.103	344	72.96	708
109 - 120	509	487,083,563.14	92.98	6.335	358	67.52	752
121 - 132	1	1,125,000.00	0.21	6.750	360	75.00	657
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 3 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Interest Only Terms

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	41	$26,655,039.08	5.09%	6.457%	355	63.99%	722
36	3	1,091,756.62	0.21	5.834	319	78.92	753
115	1	383,138.26	0.07	6.375	324	80.00	768
120	539	495,708,241.93	94.63	6.319	356	68.01	752
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Remaining Interest Only Term

(months)	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
None	44	$27,746,795.70	5.30%	6.432%	354	64.58%	723
1 - 60	1	232,476.09	0.04	6.250	298	18.33	767
61 - 120	539	495,858,904.10	94.66	6.319	356	68.04	752
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Servicers

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Thornburg Mortgage Home Loans, Inc.	485	$425,735,617.79	81.27%	6.363%	355	69.78%	748
First Republic Bank	88	86,708,763.94	16.55	6.152	357	58.96	762
Mellon Trust of New England, N.A.	5	7,707,200.00	1.47	6.183	358	56.47	782
Colonial Savings, F.A.	3	2,186,894.16	0.42	6.043	358	74.73	787
First Horizon Home Loans Corp.	3	1,499,700.00	0.29	6.618	358	77.47	702
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Group 3 Mortgage Loan Characteristics
Collateral characteristics are listed below as of the Cut-off Date
Conversion and Modifiable Features

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Neither Convertible nor Modifiable	463	$417,512,461.83	79.70%	6.334%	357	67.43%	750
Only Modifiable	121	106,325,714.06	20.30	6.292	352	69.45	755
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Origination Channels

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
Correspondent	499	$454,873,890.09	86.83%	6.306%	356	67.32%	751
Wholesale	49	49,499,854.00	9.45	6.551	360	71.04	745
Retail	35	18,716,890.59	3.57	6.183	345	72.04	759
Bulk	1	747,541.21	0.14	6.625	275	69.58	737
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

Additional Collateral

	# of Loans	Principal Balance ($)	% of Principal Balance	Weighted Average Gross Coupon	Weighted Average Remaining Term	Weighted Average Original Effective LTV	Non-Zero Weighted Average Fico
No Additional Collateral	580	$518,252,693.89	98.93%	6.324%	356	67.78%	751
Thornburg Mortgage Home Loans, Inc.	4	5,585,482.00	1.07	6.436	347	73.69	785
Total:	584	$523,838,175.89	100.00%	6.325%	356	67.84%	751

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, these documents may be obtained from Lehman Brothers Inc., 745 Seventh Ave., New York, NY 10019, Attn: Fixed Income Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.